LEASE AGREEMENT

25 WATERWAY AVENUE
THE WOODLANDS, MONTGOMERY COUNTY, TEXAS

THIS LEASE AGREEMENT (this “Lease”), effective November 6, 2019 (the “Effective Date”), is between 20 & 25 WATERWAY HOLDINGS, LLC (the “Landlord”), a Delaware limited liability company and NOVOPELLE WATERWAY, INC., a Texas corporation, d/b/a NOVOPELLE MED SPA (the “Tenant”).

1. Premises. Upon the terms, provisions and conditions hereinafter set forth, Landlord does hereby lease, demise and let to Tenant, and Tenant does hereby lease and take from Landlord (i) approximately 1,254 rentable square feet of floor space on the first (1st) floor (the “Interior Premises”) and (ii) approximately 263 square feet adjacent to and immediately outside of the Interior Premises as shown on Exhibit “B” attached hereto (the “Patio Area”; the Interior Premises and the Patio Area being referred to herein collectively as the “Premises”), together with all appurtenances thereto, in a building constructed by Landlord at 25 Waterway Avenue, The Woodlands, Montgomery County, Texas (the “Building”). The Building and related improvements are located on a tract of land containing approximately 0.5527 acre being that certain tract of land as described in Exhibit “A” attached hereto (the “Land”). The Land, together with such easements as may benefit the Land from time to time, including, without limitation, the Garage Agreement (defined below) (the “Easements”), together with all improvements located on the Land and the Easements, from time to time, shall hereinafter be called the “Project”. The approximate location of the Premises is shown on the Site Plan (the “Site Plan”) attached hereto as Exhibit “B-1”. Tenant shall have the right to use any and all appurtenances and easements benefiting the Premises and the Project, along with sufficient common areas including parking to support its intended use of the Premises. In addition to the foregoing, Tenant shall have the right of access to such portion of the Building and the Project outside the Premises as are necessary to enable Tenant to exercise its rights under this Lease. The Project contains a total of approximately 14,731 rentable square feet of floor space in the Building (the “Building Floor Space”); however, Landlord reserves the right from time-to-time to increase or decrease the size of, or reconfigure the Project, including the Land, the Easements, the Building, the Building Floor Space and the common areas, provided no such change shall, in Landlord’s reasonable business judgment, materially impair access to the Premises without the consent of Tenant. Landlord shall give sixty (60) days advance written notice to Tenant of any such increase or decrease in, or material reconfiguration of, the Land, the Easements, the Building, Building Floor Space and the other common areas, and this Lease shall be amended to include the Land, the Easements, the Building, the Building Floor Space and common areas, as so modified. Tenant shall, upon the request of Landlord, execute a written amendment of this Lease to reflect the Land, the Easements, the Building, Building Floor Space or the common areas, as so modified. When the exact boundaries of the Premises have been finally determined by Landlord, Landlord’s architect shall measure the rentable square feet of the Premises and the Building Floor Space. Landlord’s architect shall determine the rentable square feet of the Premises by measuring from the outside line of the exterior walls to the center of the interior demising walls. Landlord’s architect shall measure the rentable square feet of the Building Floor Space by applying the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z 65.1-1996, published by the Building Owners and Manager’s Association International. Within fifteen (15) days following Tenant’s receipt from Landlord of an amendment of the Lease specifying the exact number of rentable square feet of floor space in the Premises and the Building Floor Space as of the Commencement Date, Tenant shall execute the amendment.

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2. Term. The term of this Lease (the “Term”) shall commence on the date (the “Commencement Date”) which is the earlier to occur of (a) one hundred ten (110) days following Landlord’s delivery of the Premises to Tenant, or (b) the day upon which Tenant opens for business in the Premises, and shall expire on the last day of the sixtieth (60th) full calendar month following the Commencement Date, subject to earlier termination as hereinafter provided. The term “Lease Year”shall mean the twelve (12) consecutive calendar month period, which first Lease Year shall commence on the Commencement Date and end on the last day of the month in which the first anniversary of the Commencement Date occurs (unless the Commencement Date occurs on the first day of the month in which case the first Lease Year shall terminate on the date twelve (12) calendar months after such Commencement Date), and which final lease year hereunder shall additionally include the period of time from the last annual anniversary of the Commencement Date until the January 31st next following. Landlord shall not be liable or responsible for any claims, damages or liabilities of any nature whatsoever in connection with or by reason of any delayed occupancy. Following determination of the Commencement Date, Tenant shall, within fifteen (15) days after Landlord’s request, execute and deliver a Certificate of Commencement substantially in the form attached as Exhibit “D-2”.

3. Use. Tenant shall use the entire Premises solely for the standard operation of a Novopelle Med Spa offering non-invasive laser, cosmetic procedures and services including body contouring, laser treatments, injectables, skin lounge, weight loss and anti-aging therapies in a modern luxurious environment. Tenant shall not use or permit or suffer the use of the Premises for any other purpose. Tenant shall not have the right to install a drive-thru facility in or adjacent to the Premises or otherwise at the Project. Tenant may not change the use of the Premises to another concept without the prior written consent of Landlord, which may be granted, withheld or conditioned in Landlord’s sole discretion. Tenant shall use the trade name Novopelle Med Spa and no other trade name in connection with the Premises unless such other trade name is utilized by other Novopelle Med Spa centers operating in the State of Texas, and Tenant shall provide Landlord with not less than sixty (60) days advance notice of intention to change the name. Tenant agrees that any Prohibited Use (as defined below) is expressly prohibited in the Premises. Notwithstanding anything in this Lease to the contrary, any trade name used by Tenant in connection with this Lease and/or the Premises must be a trade name that is registered with the State, and Tenant shall provide evidence thereof upon Landlord’s request. “Prohibited Use” shall mean (a) operation of a dry-cleaning business, except for a dry-cleaning business at which no on-site cleaning operations of any sort are undertaken (i.e., a so-called drop-off station); (b) operation of a gasoline station or automobile service or maintenance facility; (c) operation of a car wash; (d) operation of any other business that, in the ordinary course of operation, would be likely to result in the release of Hazardous Substances; (e) the sale or display of obscene or pornographic material, the conduct of obscene, nude or semi-nude live performances, or similar purposes; and (f) the operation of a cabaret, dance hall or similar venue. “Hazardous Substances” shall mean, collectively, all hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos containing materials (“ACMs”) or any substance containing ACMs, asbestos, lead based paint, polychlorinated biphenyls, petroleum products, flammable explosives, radioactive materials, infectious substances or raw materials which include hazardous constituents) or any other substances or materials which are included under or regulated by Environmental Laws (as defined below), or any mods, spores or fungus or other harmful microbial matter. “Environmental Laws” shall mean local, state or federal law, rule or regulation pertaining to environmental regulation, contamination or clean-up, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq. and 40 CFR §302.1 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq. and 40 CFR §116.1 et seq.), those relating to lead based paint, and the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.), the Texas Solid Waste Disposal Act (V.T.C.A. Health and Safety Code §361.001 et. Seq.), the Texas Water Code (V.T.C.A. Water Code §§26.001-26.407) and Risk Reduction Standard No. 1 (30 Tex. Adm. Code §335.554), and the regulations promulgated pursuant to said laws, all as amended.

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4. Security Deposit. Tenant contemporaneously with the execution of this Lease has deposited with Landlord the sum of Twenty Thousand Sixty and 87/100 Dollars ($20,060.87) being equal to the sum of Base Rent due during the last month of the initial Term, receipt of which is hereby acknowledged by Landlord, said security deposit being given to secure the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant. After the expiration of the third (3rd) full calendar month of the Term, provided no uncured default then exists under this Lease (and no condition exists which, with the passage of time or giving of notice, would become a default), then Landlord will refund to Tenant two-thirds of the amount of the security deposit, and will retain the remaining one-third of the amount of such security deposit on Tenant’s account to be used in accordance with this Section 4 of the Lease. If Tenant shall fail to pay the rent herein reserved promptly when due or if Tenant violates any of the other terms, covenants or conditions of this Lease, said security deposit may, at the option of Landlord, be applied to any rent due and unpaid or to any damages suffered by Landlord as a result of Tenant’s default. Nothing contained in this Section shall in any way diminish or be construed as waiving any of Landlord’s other remedies as provided elsewhere in this Lease or at law or in equity. Should the entire security deposit or any portion thereof be applied by Landlord for the payment of sums due and payable to Landlord hereunder, Tenant shall, on the written demand of Landlord, remit to Landlord a sufficient amount in cash to restore said security deposit to its original amount. Should Tenant comply with all of the terms, covenants and conditions of this Lease and promptly pay all of the rental herein provided for as it falls due (including any additional rental due at the end of the calendar year as described in Section 7 below, during which the Term expires or terminates) and all other sums payable by Tenant to Landlord hereunder, the remaining balance of the security deposit shall be returned to Tenant. Landlord shall have the right to commingle the security deposit with other funds of Landlord, and any interest earned shall be the property of Landlord. Landlord may deliver the security deposit to any purchaser of Landlord’s interest in the Premises, and thereupon be discharged from further liability with respect to such deposit.

5. Base Rent. The Base Rent, which Tenant hereby agrees to pay to Landlord monthly, in advance via wire, to the following account: JP Morgan Chase, Dallas, Texas, ABA # 111000614, Account # 456372973, Re: Novopelle Waterway, Inc., shall be the sum per month, as set forth below, due and payable on the first day of each calendar month during the Term, without offset or deduction, with a pro rata portion being due and payable in advance for any partial month occurring at the beginning of the Term:

Lease Year	Annual Base Rent Amount	Monthly Base Rent Amount
Lease Year 1	$53,922.00	$4,493.50
Lease Year 2	$55,539.66	$4,628.31
Lease Year 3	$57,205.85	$4,767.15
Lease Year 4	$58,922.02	$4,910.17
Lease Year 5	$60,689.68	$5,057.47

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As used herein, the terms “rental”, “rent” and/or “Rent” shall mean and include, without limitation, the Base Rental, Percentage Rent, Additional Rent and any other charges, reimbursable costs and other sums that Tenant may owe to Landlord under the terms and conditions of this Lease from time to time or at any time. After the first payment in any twelve (12) month period of Base Rent or other sum due under this Lease is not paid as and when due, a late charge of ten percent (10%) shall be added to any payment of Base Rent, Percentage Rent or other sum due under this Lease which is more than ten (10) days past due. The first month’s rent (including both Base Rent and Additional Rent) is due upon execution of this Lease by Tenant in the amount of $6,122.66.

6. Percentage Rent.

(a) In addition to the Base Rent, Tenant shall pay to Landlord, as additional rental, Percentage Rent (defined below) for each calendar year (or partial calendar year) during the Term. “Percentage Rent” shall be six percent (6%) of Gross Sales (defined below) in excess of $1,000,000.00.

(b) Within twenty (20) days after the end of each calendar month of the Term, Tenant shall furnish to Landlord a statement in writing, certified to be correct by an executive officer, general partner or, if the Tenant is an individual or sole proprietor, the proprietor of Tenant, showing the total Gross Sales made in, upon, or from the Premises during the preceding calendar month, and shall accompany each such statement with a payment to Landlord equal to the Percentage Rent due with respect to said calendar month. Within seventy-five (75) days after the end of each calendar year (the “Annual Gross Sales Report Due Date”), Tenant shall furnish to Landlord a statement in writing, certified by an independent certified public accountant (if Tenant is a corporation, limited liability company or limited partnership, by both a certified public accountant and an executive officer or general partner of said entity) showing the total Gross Sales by months during the preceding calendar year, at which time an adjustment shall be made between Landlord and Tenant to the end that the total Percentage Rent paid for each calendar year shall equal an amount calculated in accordance with subsection (a) above. Any amount owing pursuant to said adjustment shall be due and payable thirty (30) days after written demand. If Tenant shall fail to deliver the certified statement of annual sales to Landlord on or before the Annual Gross Sales Report Due Date, then Landlord shall have the right thereafter to employ an accounting representative of Landlord’s choice to examine such books and records, and Tenant hereby agrees to make such books and records available, as may be necessary to certify the amount of Tenant’s Gross Sales for such calendar year, and Tenant shall promptly pay to the Landlord the reasonable cost of such audit.

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(c) The term “Gross Sales” means the total amount in dollars of the actual sales paid by the general public, whether for cash or on credit, or partly for cash and partly on credit, or in like kind, of all sales of goods, wares, merchandise and services, including all gift and merchandise certificates, all credit sales, and all other receipts of business conducted in or from the Premises, including but not limited to, all sales to employees of Tenant, all mail or telephone orders received or filled at or from the Premises, all deposits not refunded to purchasers, all orders taken in and from the Premises whether or not such orders are filled elsewhere, receipts or sales through any vending machine or other coin operated device, and sales by any subtenant, concessionaire, licensee or other person or persons permitted by Landlord to use the Premises.

Gross Sales shall not include any sums collected and paid by Tenant for any sales or retail excise tax imposed by any duly constituted governmental authority, or Gross Receipt Taxes for alcohol sales, nor shall they include any exchange of goods or merchandise between the stores of Tenant where such exchange of goods or merchandise is made solely for the convenient operation of the business of Tenant and not for the purpose of consummating a sale which has been or will be made at, in or from the Premises, or for the purpose of depriving Landlord of the benefit of a sale which otherwise would be made at, in or from the Premises, nor the amount of returns to shippers or manufacturers, nor the amount of any cash or credit refund made upon any sale where the merchandise sold, or some part thereof, is thereafter returned by the purchaser and accepted by Tenant. No deduction shall be made from Gross Sales for any franchise, income or gross receipts taxes, or for any other taxes based upon the income of Tenant. No discounts shall be deducted from any sale price for any selected category of customer. Each sale or lay-away sale upon installment or credit shall be treated as a sale during the month(s) when the Tenant shall receive payment from its customer, and no deduction shall be made for uncollected or uncollectible credit accounts, service charges, finance charges, bank card charges or postage fees. Notwithstanding anything contained in this Lease to the contrary, the following shall be excluded or deducted, as appropriate, from Gross Sales: (i) the amount of sales for merchandise, beverages (alcoholic and non-alcoholic) and food where no money is collected for such sales (commonly known in the industry as “comps” or “complimentary”); (ii) the amount of sales for merchandise, beverages (alcoholic and non-alcoholic) and food where no money is collected for such sales due to damage, spoilage, plunder or breakage (commonly known as “spills”); (iii) fees and charges paid to credit card, bank processing, and check verification companies (e.g., Visa and Telecheck); (iv) tips paid by customers to Tenant’s personnel and wait staff except to the extent any tips are retained by Tenant.

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(d) Tenant shall keep full, complete and proper books, records and accounts of its daily Gross Sales, itemized for each separate department and concession at any time operated in the Premises, using cash registers equipped with sealed continuous totals to record all sales. Landlord, its agents and employees shall have the right at any and all times during regular business hours, and after prior reasonable notice by telephone, to examine, inspect and audit all of the books and records of Tenant, including all tax reports, sales slips, sales checks, bank deposit records, cash register tapes, sales journals and general ledgers, which pertain to the business of Tenant conducted in, upon or from the Premises, for the purpose of investigating and verifying the accuracy of any statement of Gross Sales. Landlord covenants and agrees to use commercially reasonable efforts, and to cause its agents and employees to use commercially reasonable efforts, to minimize any interference or interruptions with Tenant’s use and enjoyment of the Premises and the operation of Tenant’s business therefrom during any examination, inspection or audit of the books and records of Tenant as provided for hereunder. All such records shall conform to generally accepted accounting principles, and shall be kept at the Premises or at such other location within fifty (50) miles of the Premises made known to Landlord in writing for at least twenty-four (24) months after expiration of the calendar year covered by such records. If the statement of Gross Sales previously made to Landlord shall be found to be inaccurate, there shall be an adjustment and one party shall pay to the other on written demand such sums as may be necessary to accurately adjust the amount of Percentage Rent that should have been paid; provided, that any adjustment payment due Landlord under this sentence shall be in an amount equal to the amount of such deficiency, plus interest thereon at a rate of ten percent (10%) per annum calculated from the applicable Annual Gross Sales Report Due Date, and any adjustment payment due Tenant under this sentence shall be in an amount equal to one hundred percent (100%) of any such adjustment amount. If an audit by Landlord discloses an inaccuracy of greater than five percent (5%) of Gross Sales, or if any attempted audit can not be completed because the records herein required have not been maintained or made available, then Tenant shall, upon demand, pay to Landlord the reasonable cost of such audit; otherwise, the cost of such audit shall be paid by Landlord. If such audit shall disclose deficiencies in the Percentage Rent paid by Tenant exceeding five percent (5%) of Gross Sales on three (3) or more occasions during the Term, this Lease may thereupon be canceled and terminated, at the option of Landlord.

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7. Additional Rent. Tenant agrees to pay to Landlord, as “Additional Rent,” Tenant’s pro rata share of Operating Expenses (as defined in Section 9 below). Tenant’s pro rata share shall be determined by multiplying the Operating Expenses by a fraction, the numerator of which shall be the number of rentable square feet of floor area in the Interior Premises, and the denominator of which shall be the Building Floor Space (as it may be adjusted as described in Section 1 above). On or prior to the Commencement Date, and again as provided below, Landlord will provide to Tenant a statement showing Landlord’s reasonable estimate of Operating Expenses for the current calendar year, and the Additional Rent due with regard to Tenant’s pro rata share of the Operating Expenses. Within ninety (90) days following the completion of each calendar year thereafter, Landlord will provide Tenant a statement showing in reasonable detail the actual Operating Expenses for the preceding calendar year, the Additional Rent due with regard to Tenant’s pro rata share of the Operating Expenses, and Landlord’s reasonable estimate of Operating Expenses for the then current calendar year (the “Annual Statement”). Tenant shall, on or before thirty (30) days following receipt of said statement, pay to Landlord the amount of Additional Rent due as provided herein, less the amount of Additional Rent paid in advance on a monthly basis during the preceding calendar year. Any overpayment will be credited by Landlord to Tenant’s pro rata share of the estimated Operating Expenses for the then current calendar year or shall be refunded to Tenant within sixty (60) days, if the Term has terminated by no fault of Tenant or expired. Tenant agrees to pay as Additional Rent each month, in addition to Base Rent, during each calendar year of the Term, an amount necessary to amortize Tenant’s pro rata share of estimated Operating Expenses for the then current calendar year over a twelve (12) month period. For the calendar years in which the Term begins or ends, Tenant shall only be responsible for its amortized pro rata share of Operating Expenses for the months of each such calendar year that the Lease is in force. Notwithstanding that the Term has expired or been terminated, Tenant shall remain liable for and agrees to pay to Landlord within thirty (30) days following receipt of an invoice therefor, its pro rata share of Operating Expenses for the calendar year (or portion thereof) during which the Term of this Lease expired or was terminated. Tenant and its accounting representatives shall have the right for a period of one (1) year following the date on which the Annual Statement has been delivered by Landlord to Tenant, at Tenant’s expense (subject to reimbursement by Landlord as set forth below) and at a reasonable time, to review, inspect, examine, copy and/or audit Landlord’s books relevant to the Additional Rent due under this Section. If the audit reveals that Landlord overcharged Tenant for Additional Rent and Landlord does not reasonably dispute such findings, Landlord shall pay the overcharge to Tenant within thirty (30) days following receipt of written demand from Tenant and, if such overcharge was five percent (5%) or more, then Landlord shall reimburse Tenant for the reasonable costs of such audit. In the event that Landlord reasonably disputes the audit’s findings, Landlord and Tenant shall agree upon a regionally recognized certified public accounting firm (the “Regionally Recognized CPA Firm”) who shall be hired at the cost of Landlord to review the audit performed on behalf of the Tenant, and whose findings shall be conclusive with regard to the period reviewed and the parties hereto. Furthermore, if the audit (as reviewed as applicable by the Regionally Recognized CPA Firm) reveals an overcharge of ten percent (10%) or more by Landlord, Landlord shall pay the reasonable costs of the audit performed on behalf of Tenant. However, if the audit performed on behalf of Tenant is found upon review by the Regionally Recognized CPA Firm to have improperly overstated any overcharges: (i) by more than five percent (5%) but less than ten percent (10%), Tenant and Landlord shall share equally in the cost of the audit by the Regionally Recognized CPA Firm; or (ii) by less than five percent (5%), Tenant shall pay the cost of the audit by the Regionally Recognized CPA Firm. Landlord and Tenant acknowledge that the size of the Project and the Building Floor Space, may change from time to time and Tenant’s pro rata share of Operating Expenses may vary accordingly. Tenant shall pay to Landlord a building management fee (the “Management Fee”), as Additional Rent, equal to five percent (5%) of the Base Rent (provided such Management Fee is not otherwise incorporated into Operating Expenses). Tenant agrees to pay the Management Fee each month, in addition to other Rent, during each calendar year of the Term in an amount necessary to amortize the Management Fee for the then current calendar year over a twelve (12) month period. For the calendar year in which the Term begins or ends, Tenant shall only be responsible for the amortized Management Fee for the months of each such calendar year that the Lease is in force, but not prior to the Commencement Date. Landlord agrees that Landlord shall not include any other management or administrative fees within Operating Expenses.

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8. Acceptance of Premises and Building by Tenant. Except as otherwise specifically provided in this Lease, Tenant hereby agrees that upon delivery of possession of the Premises to Tenant, Tenant shall accept such delivery of possession of the Premises in its then existing “AS IS-WHERE IS” condition. EXCEPT AS EXPRESSLY PROVIDED HEREIN, LANDLORD HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED PURPOSE OR USE. THE EXECUTION OF THIS LEASE BY TENANT SHALL BE CONCLUSIVE EVIDENCE THAT TENANT ACCEPTS THE BUILDING AND EVERY PART THEREOF, INCLUDING THE PREMISES, AS BEING IN GOOD AND SATISFACTORY CONDITION IN ALL RESPECTS AND THE PREMISES AS SUITABLE FOR THE PURPOSES FOR WHICH THEY WERE LEASED AND WAIVES ANY PATENT DEFECTS BUT NOT LATENT DEFECTS EXISTING NOW OR IN THE FUTURE; PROVIDED, HOWEVER, THAT IF TENANT DISCOVERS A LATENT DEFECT TENANT MUST GIVE NOTICE OF SAME TO LANDLORD WITHIN THE EARLIER OF THIRTY (30) DAYS FOLLOWING SUCH DISCOVERY OR SIX (6) MONTHS FROM THE COMMENCEMENT DATE HEREOF OR TENANT WILL BE DEEMED TO HAVE ACCEPTED SUCH LATENT DEFECT. NOTWITHSTANDING THE FOREGOING, TENANT ACKNOWLEDGES THAT IT HAS PERFORMED ALL INSPECTIONS THAT IT REQUIRES, INCLUDING WITHOUT LIMITATION, INSPECTIONS OF THE SLAB AND OTHER EXISTING IMPROVEMENTS, AND ACCEPTS THEM IN THEIR CURRENT CONDITION. THE PREMISES ARE USABLE BY TENANT AS INTENDED; LANDLORD HAS NO OBLIGATION TO PERFORM ANY WORK OR OTHER CONSTRUCTION IN THE PREMISES.

TENANT ACKNOWLEDGES THE DISCLAIMER OR REPRESENTATIONS AND WARRANTIES BY LANDLORD SET FORTH HEREIN AND ACKNOWLEDGES THAT TENANT HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY BY LANDLORD OR ANY PARTY REPRESENTING LANDLORD. TENANT WAIVES (I) ALL CLAIMS BASED ON ANY IMPLIED WARRANTY OF SUITABILITY, HABITABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND (II) THE RIGHT TO TERMINATE THIS LEASE DUE TO THE CONDITION OF THE BUILDING, THE PREMISES OR THE PROJECT. FURTHERMORE, TENANT CONFIRMS THAT ITS OBLIGATIONS TO PAY BASE RENT AND OTHER AMOUNTS OF MONEY DUE TO LANDLORD HEREUNDER ARE NOT DEPENDENT ON THE CONDITION OF THE PREMISES OR THE BUILDING OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER EXCEPT AS EXPRESSLY PROVIDED HEREIN. EXCEPT AS EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY BASE RENT AND OTHER AMOUNTS OF MONEY DUE TO LANDLORD HEREUNDER, WITHOUT ABATEMENT, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH OR ALLEGED BREACH BY LANDLORD OF ITS OBLIGATIONS HEREUNDER. Tenant shall, upon delivery of the Premises execute an Acceptance of the Premises certificate substantially in the form attached as Exhibit “D-1”.

9. Operating Expenses. The term “Operating Expenses” means all of Landlord’s reasonable costs, expenses and disbursements (but not acquisition of capital investment items, except as hereinafter expressly provided, specific costs billed to specific tenants, or principal or interest on any debt) to operate and maintain the Project (to the extent and only to the extent same are Landlord’s obligation to pay or furnish under the other provisions of this Lease), including, but not limited to, Landlord’s costs of providing utilities, including, but not limited to, the cost of lighting; water, porter services and supplies; refuse removal (if Landlord elects to furnish this service); landscaping, including irrigation, ponds and fountains, if any; and general maintenance and repairs, including, but not limited to, repairs to roof surface and preventive maintenance, resurfacing of parking areas, roadways and common areas on the Land and Easements, restriping, exterior painting and other activities. Operating Expenses shall also include costs and other expenses which Landlord is required to pay or otherwise responsible for pursuant to the Garage Agreement (defined below) related to the maintenance and operation of the Garage (defined below) and capital expenditures intended to result in a reduction of Operating Expenses or which are required by changes in applicable law which came into effect after the Commencement Date or which are for replacements (as opposed to additions or new improvements) of items located in the parking and common areas on the Land or Easements or involving the exterior of the Building, including but not limited to the roof and structural elements, may be included in Operating Expenses as long as such capital expenditures are amortized over the reasonable life of the item and only the annual amortized portion of such cost is included in Operating Expenses in any year. Additionally, Operating Expenses shall include all ad valorem taxes or assessments, and annual assessments of The Woodlands Commercial Owners Association, Inc. and the Town Center Owners Association, which accrue against the Building or the Land during the Term, together with all insurance premiums which Landlord is required to pay or deems necessary to pay with respect to the Project, including, but not limited to, casualty insurance and liability insurance.

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Notwithstanding anything to the contrary contained in this Lease, Operating Expenses shall not include:

(1)	the initial costs of equipment properly chargeable to a capital account using generally accepted accounting principles consistently applied or the original costs of constructing the Building;

(2)	the cost of the original construction and installation of the Building, Garage, and common areas and the cost of any additions to the buildings comprising the project and the cost of constructing new buildings at the Project and the cost of any capital addition or replacement to the Building or the Project (or reserves therefor);

(3)	expenses for which the Landlord is or will be reimbursed by another source (excluding Tenant reimbursement for Operating Expenses), including but not limited to repair or replacement of any item covered by warranty;

(4)	costs incurred to benefit (or as a result of) a specific tenant or items and services selectively supplied to any specific tenant;

(5)	expenses for the defense of the Landlord’s title to the Project;

(6)	structural repairs and replacements;

(7)	depreciation and amortization of the Building or financing costs, including interest and principal amortization of debts, and rental under any and all ground or underlying leases;

(8)	charitable, lobbying, special interest or political contributions;

(9)	costs of improving or renovating space for a tenant or space vacated by a tenant (except as provided in Section 23 hereof);

(10)	costs to correct original or latent defects in the design, construction or equipment of the Building;

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(11)	expenses paid directly by any tenant for any reason (such as excessive utility use);

(12)	any repair, rebuilding or other work necessitated by condemnation, fire, windstorm or other insured casualty or hazard;

(13)	leasing commissions, advertising expenses and other costs incurred in leasing or procuring new tenants;

(14)	rental on ground leases or other underlying leases;

(15)	attorneys’ fees, accounting fees and expenditures incurred in connection with tax contests or negotiations, disputes and claims of other tenants or occupants of the Building or with other third parties;

(16)	cost of the initial stock of tools and equipment for operation, repair and maintenance of the Building; and

(17)	amounts billed (directly or indirectly) for salaries, overhead and administrative and/or management fees, office expenses, rent and office supplies which (i) in the aggregate, exceed ten percent (10%) of the total cost of the Operating Expenses; (ii) are duplicative; or (iii) do not represent costs incurred for actual services.

10. Utilities; Services. Landlord shall make available to the Building gas, electricity, water, and sewer facilities. Tenant agrees to assume all costs and expenses for gas, electricity, telephone, water and sewer, refuse removal, pest control, grease trap cleaning, and any other service needed for its use at the Premises, including any license or deposit required to establish or maintain such services, and the costs of installation, hook-up and metering. Tenant shall promptly pay for all utility services furnished to the Premises during the Term. Landlord shall under no circumstances be liable to Tenant in damage or otherwise for any interruption in service of water, electricity, heating, air conditioning or other utilities or services caused by governmental regulation, emergencies, acts of God, by the making of any necessary repairs or improvements, or by any cause beyond Landlord’s reasonable control; provided, however, that if any such interruption results from Landlord’s willful misconduct or gross negligence, Tenant, as Tenant’s sole and exclusive remedy therefor, shall be allowed an abatement of Base Rent for each day after the fourth (4th) consecutive business day of such interruption until such service is restored. Landlord shall endeavor in good faith to give at least twenty-four (24) hours notice to Tenant when any necessary interruption in service will be made by Landlord. Landlord shall use, and shall cause any of its employees, contractors, agents, and/or representatives to use, commercially reasonable efforts to minimize any interference with Tenant’s use and enjoyment of the Premises and the operation of Tenant’s business therefrom during any such necessary service interruptions.

(a) Landlord shall provide unheated water at those points of supply on the Land designated by Landlord and to be specified in the Approved Construction Documents (as defined in the Construction Agreement attached hereto as Exhibit “C”) to be approved by Landlord.

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(b) Landlord shall provide electric lighting service for all public areas and special service areas of the Project in the manner and to the extent deemed by Landlord to be in keeping with the standards of a comparable office/retail project in the area of The Woodlands, Texas. Tenant shall pay for installation of the infrastructure needed to distribute electricity from the main gutter to points specified in the Approved Construction Documents, all equipment needed to submeter such electricity and the cost of all electricity used in the Premises.

(c) Tenant shall provide and pay for the installation of the infrastructure (including all equipment and fixtures) related to heating, ventilating and cooling the Premises and heating the water used in the Premises.

(d) Landlord shall provide pest control services in and around the Premises.

(e) Except as otherwise expressly stipulated herein, Landlord shall make, do and perform all maintenance or repairs of any kind or character on the Land, Easements, parking areas, landscaping, service and other drives, the Building and all building machinery and components necessary to maintain the Building in a condition comparable to other first-class buildings/shopping centers in the same metropolitan area as the Premises, which shall include the upkeep of the roof, roof membrane and roof systems (gutters, downspouts and the like), foundation, interior structural walls, and all structural components of the Building, the painting and repair of exterior walls, corridors, windows and other structures and equipment serving the Premises, and such repairs and maintenance thereto as may be necessary because of damage or negligence by persons other than Tenant, its agents, employees, invitees, licensees or visitors. Landlord shall make all repairs under this Section promptly after Landlord learns of the need for such repairs but in any event within thirty (30) days after Tenant notifies Landlord of the need for such repairs.

Failure by Landlord to any extent to furnish the defined services in subparagraphs (a), (b), (d), or (e) or any cessation thereof shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement herein, Tenant hereby waiving all claims against Landlord arising from service interruption. In the event of any such interruption other than a service interruption for scheduled maintenance, tests and inspections, Landlord shall use reasonable diligence to restore such service in any circumstance in which such restoration is within the reasonable control of Landlord.

11. Peaceful Enjoyment. Tenant shall and may peacefully have, hold and enjoy the Premises for the Term, subject to the terms and conditions of this Lease, provided that Tenant pays the rentals and other sums herein recited and performs all of its covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors and assigns, but only with respect to breaches occurring during its and their respective ownership of Landlord’s interest hereunder.

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12. Parking and Common Facilities. Landlord covenants that common and parking areas shall be available at all times for the non-exclusive use of Tenant provided that the condemnation or other taking by any public authority, or sale in lieu of condemnation, of any or all of such common areas shall not constitute a violation of this covenant. The parking area for the Premises shall include an area in the parking garage located adjacent to the westerly boundary of the Land (the “Garage”). Landlord’s rights and obligations with respect to the Garage are governed by the Garage Joint Use and Easement Agreement, a copy of which is recorded in the Real Property Records of Montgomery County, Texas (as amended, the “Garage Agreement”). Landlord shall cause the Garage to be kept and shall keep the common areas and the Building exterior in a neat, clean and orderly condition, reasonably lighted and landscaped, and shall repair any material damage to same and the costs associated therewith shall be included in the Operating Expenses. Landlord reserves the right to change the entrances, exits, traffic lanes, boundaries and locations of parking within the Garage and common areas, provided that no such change shall, in Landlord’s reasonable business judgment, materially impair access to the Premises without the consent of Tenant, and further provided that Landlord gives Tenant thirty (30) days prior written notice of any proposed change. Tenant, its agents, employees, customers, licensees and subtenants shall have the non-exclusive right, in common with Landlord, other parties to the Garage Agreement and other present and future owners and Tenants and their agents, employees, customers, licensees and subtenants, to use the common areas and Garage, during the Term, for ingress and egress, roadways, sidewalks and automobile parking. Landlord agrees to validate parking for customers of Tenant for two (2) hours per visit during the initial Term of the Lease.

13. Covenants of Tenant.

(a) Payment. Tenant shall pay all rent and other sums provided to be paid to Landlord hereunder at the time and in the manner herein provided.

(b) Repairs. Tenant shall, at Tenant’s sole cost and expense, keep, maintain and repair the Premises and all improvements therein in good and sanitary order and condition, including without limitation the maintenance and repair of any store front, doors, windows, window casements, glazing, heating and air-conditioning system, plumbing, pipes, electrical wiring and conduits. In addition, Tenant shall provide for refuse removal if said service is not provided by Landlord. Tenant shall pay to Landlord all of Landlord’s actual costs and expenses, plus an additional charge of fifteen percent (15%), to repair or replace any damage or injury done to the Premises, Building, Land, or any part thereof, caused by Tenant or Tenant’s agents, employees, invitees, licensees or visitors. Said sums shall constitute Additional Rent due with the next payment of Base Rent. Upon the execution of this Lease, Tenant, at its own cost and expense, shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor reasonably approved by Landlord for servicing all hot water, heating and air conditioning systems and equipment within the Premises. Landlord shall, as part of Operating Expenses, except to the extent required by Tenant pursuant to the above, keep, maintain and repair the roof, the exterior walls and all other parts of the Building, the Land and structural components of the Project and all improvements therein in good and sanitary order and condition.

(c) Waste or Damage. Tenant shall not commit or allow waste or damage to be committed to any portion of the Building or the Land, and at the termination of this Lease by lapse of time or otherwise, shall deliver up the Premises to Landlord in as good condition as of the Commencement Date, ordinary wear and tear excepted.

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(d) Alterations, Additions and Improvements. Except for alterations within the Interior Premises not visible from the exterior of the Building the aggregate cost of which does not exceed $25,000 and which are cosmetic in nature (and do not affect the mechanical, electrical, plumbing or HVAC systems of the Building), which may be made without prior approval from Landlord, Tenant shall not make or allow to be made any alterations or physical additions in or to the Premises without first obtaining the written consent of Landlord. Landlord shall not be liable as a result of any such consent for completeness, design sufficiency or compliance with any law, ordinance, order, rule or regulation and Tenant shall indemnify, defend and hold Landlord harmless from all claims, demands, damages, causes of action or litigation arising out of or resulting from such alterations. Any and all alterations, additions or improvements, other than that portion of the initial tenant improvements, if any, which are to be provided by Landlord pursuant to the terms of Exhibit “C” hereto, if any, shall be made at Tenant’s sole expense in a good and workmanlike manner, in compliance with all applicable laws, ordinances and regulations, with a contractor approved by Landlord. At Landlord’s option, all such alterations, additions or improvements, upon the earlier to occur of (i) the termination date of the Lease, or (ii) Landlord’s termination of Tenant’s right of possession of the Premises pursuant to Section 23 of the Lease, shall become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease by lapse of time or otherwise; provided, however this clause shall not apply to removable equipment or furniture owned by Tenant and which can be removed without damage to the Building or the Premises, provided there is no uncured default by Tenant in any of the terms and conditions of the Lease. Notwithstanding anything foregoing to the contrary, upon the earlier to occur of (i) the termination date of this Lease, or (ii) Landlord’s termination of Tenant’s right to possession of the Premises pursuant to Section 23, Landlord may require Tenant to remove all alterations, additions or improvements to the Premises, including without limitation, any cabling or other computer, satellite or telecommunications equipment or hardware, whether or not such alterations, additions, or improvements are located in the Premises, and restore the same to Building standard condition, reasonable wear and tear and casualty damage excepted. The rights conferred to Landlord hereunder shall be in addition to (and not in conflict with) any other rights conferred on Landlord by this Lease, in equity or at law.

(e) Security. Tenant shall lock the doors to the Premises and take other reasonable steps to secure the Premises and the personal property of all Tenant Parties (defined below) from unlawful intrusion, theft, fire and other hazards. Tenant acknowledges that any access control or safety measures employed by Landlord are for the protection of Landlord’s own interests and that Landlord is not responsible for the security or safety of the Tenant Parties or their property.

(f) Use and Insurance Rates. Tenant shall not use or permit the Premises to be used for any other purpose than that stated in Section 3 hereof, or occupy, use or permit any portion of the Premises to be occupied or used for any business or purpose which is unlawful, disreputable or deemed to be extra-hazardous on account of fire, or permit anything to be done which would in any way increase the rate of fire insurance on the Building or its contents. If an increase in the fire and extended coverage insurance premiums paid by Landlord for the Building or the Project is caused by Tenant’s use and occupancy of the Premises, then Tenant shall pay as Additional Rent due with the next payment of Base Rent, the full amount of such increase, in addition to all other sums due hereunder.

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(g) Laws. Tenant shall comply, at Tenant’s cost and expense, with all recorded restrictive covenants encumbering the Land and all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state, and municipal governments, including all municipal and road utility districts and municipal utility districts, and all departments, commissions, boards and officers thereof, and any other body exercising similar functions, which now or hereafter may be applicable to the Premises, the improvements in the Premises, or to the use or manner of use of the Premises or the improvements, including but not limited to, all Environmental Laws and the Americans With Disabilities Act. In the event of a violation of any Environmental Laws by Tenant, and cleanup of contamination is required, in addition to all other remedies of Landlord under this Lease or at law or in equity, Tenant shall conduct a cleanup so that there is a total and complete removal of all contaminates from the Premises. No such cleanup shall be subject to a risk reduction Standard 2 or 3 or Remedy Standard B, and no deed recordation notice shall be recorded by Tenant against the Premises.

(h) Rules and Regulations. Tenant will comply with the Rules and Regulations of the Project, a copy of which are attached hereto as Exhibit “E”. Landlord may amend said Rules and Regulations, from time to time, if reasonably necessary for the safety, care or cleanliness of the Building or Project, provided that no amendment shall alter any covenant or provision contained in this Lease. Tenant agrees to comply with any reasonable amendment which is made to said Rules and Regulations in compliance with the terms of this subsection. Landlord agrees that it will enforce such reasonable rules and regulations on a uniform and non-discriminatory basis.

(i) Taxes. Tenant shall promptly pay directly to the taxing authority all sales and/or ad valorem taxes now or hereafter levied on Tenant’s personal property and leasehold improvements. Tenant waives all rights under applicable law to protest appraised values or receive notice of reappraisal regarding the Land and Building (including Landlord’s personalty), irrespective of whether Landlord contests same. To the extent such waiver is prohibited, Tenant appoints Landlord as Tenant’s attorney-in-fact, coupled with an interest, to appear and take all actions which Tenant would otherwise be entitled to take under applicable law.

(j) Entry by Landlord. Tenant shall permit Landlord or Landlord’s agents, representatives, or employees to enter upon the Premises at any time in the event of an emergency and at reasonable times, and upon having given Tenant reasonable advance notice, (a) to inspect the Premises, to determine whether Tenant is in compliance with the terms of this Lease; (b) to show the Premises to prospective purchasers, Tenants, mortgagees, beneficiaries under trust deeds, or insurers (but as to prospective Tenants only during the last seven (7) months of the Term), and (c) to make repairs, improvements, additions and alterations thereto, as Landlord is permitted to make according to the terms of the Lease. Any inspections of the Premises pursuant to this subsection shall be at Landlord’s cost and expense; provided, however, in the event it is determined by Landlord that an environmental study should be conducted on the Premises and said environmental study determines that Tenant has not complied with all then existing Environmental Laws, Tenant shall reimburse Landlord for the cost of the study within fifteen (15) days after receipt of an invoice setting forth the cost, and Tenant shall promptly take all action necessary, at Tenant’s sole expense, to remedy any noncompliance by Tenant discovered by such study in accordance with subsection (g) hereinabove. When entering or performing any repair or other work in the Premises, Landlord, its agents, employees and/or contractors (a) shall identify themselves to Tenant’s personnel immediately upon entering the Premises, and (b) shall not, in any way, materially or unreasonably affect, interrupt or interfere with Tenant’s use, business or operations on the Premises or unreasonably obstruct the visibility of or access to the Premises.

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(k) Nuisance. Tenant shall conduct its business and control its agents, employees, invitees and visitors in such a manner as not to create a nuisance or interfere with, annoy or disturb any other tenant in the Project or Landlord in its management of the Project.

(l) Personal Property Taxes. Tenant shall pay prior to delinquency, all taxes or other charges assessed against or levied upon fixtures, furnishings, equipment or other personal property of Tenant located in the Premises. Tenant shall attempt to cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the real property of Landlord. In the event any or all of Tenant’s fixtures, furnishings, equipment or other personal property shall be assessed or taxed with Landlord’s real property, Tenant shall pay to Landlord the full amount of such personal property taxes within ten (10) days after delivery to Tenant of a statement in writing setting forth the amount of taxes applicable to Tenant’s property.

(m) Signs and Advertising. Other than the initial tenant improvements constructed pursuant to the Construction Agreement, Tenant shall not, without Landlord’s prior written consent, which consent will not be unreasonably withheld or delayed, (i) make any changes to the store front or (ii) install any exterior lighting, decorations, paintings, awnings, canopies or the like or (iii) erect or install any signs, window or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises, excepting only dignified displays of customary type for its display windows. All signs, lettering, placards, decorations and advertising media shall be subject to the prior written approval of Landlord which approval will not be unreasonably withheld or delayed, as to construction, method of attachment, size, shape, height, lighting, color and general appearance, provided that such aspects are consistent with other first class restaurants located in The Woodlands, Texas. All signs shall be kept in good condition and in proper operating order at all times. Tenant shall not affix any sign to the roof of the Building, nor display or sell merchandise, or allow or permit any merchandise or equipment within the control of Tenant to be stored or remain outside of the Premises. Except as otherwise described in subparagraph (k), above, Tenant shall not install any exterior lighting, amplifiers or similar devices, or use in or about the Premises any advertising medium which may be heard outside the Premises. Tenant shall not conduct or permit to be conducted any auction sale in, upon or from the Premises, whether said auction be voluntary, involuntary or pursuant to any bankruptcy or other creditor proceeding.

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(n) Hours of Business. Tenant shall continuously conduct and carry on Tenant’s business in the entire Premises, and shall keep the Premises open for business and cause Tenant’s business to be conducted therein during the hours of 10:00 a.m. to 6:00 p.m. Sunday through Friday and 9:00 a.m. to 4:00 p.m. on Saturday. Tenant shall keep the Premises staffed with sales personnel to care for the patronage, and shall conduct said business in accordance with sound business practices. Tenant agrees to illuminate the storefront from dusk until dawn.

(o) Trash Removal. Tenant will at Tenant’s sole cost, store in sealed containers and cause to be removed daily to an area designated by Landlord, all wet or moist garbage, rubbish, refuse and trash. Landlord shall provide such designated area in the Project for the storage and pick-up of such garbage, rubbish, refuse and trash.

(p) Tenant Acknowledgment. Tenant acknowledges and agrees that no representative, agent or employee of Landlord has represented, suggested, promised or implied that Tenant would be given an exclusive use in the Center for the operation of the business to be conducted in the Premises, or that Landlord would not lease space in the Building or Center to a competing or other tenant. Tenant has independently investigated the potential for the success of its operations in the Center and has not relied upon any representations, inducements or promises by Landlord’s representatives, agents or employees.

14. Liens. In the event that any mechanic’s, materialman’s, or other lien shall at any time be filed against the Premises, the Building, the Land or the Project purporting to be for work, labor, services or materials performed for or furnished to Tenant or anyone holding the Premises through or under Tenant, or arising out of any alleged act or omission of Tenant, Tenant shall forthwith cause the same to be properly bonded or released. If Tenant shall fail to cause such lien to be bonded or released within thirty (30) days after being notified of the filing thereof (or such earlier date as may be necessary to prevent a foreclosure of such lien), then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by posting a bond or paying the amount claimed to be due, and the amount so paid by Landlord, and all costs and expenses incurred by Landlord in procuring the discharge of such lien, including reasonable attorney’s fees, shall be due and payable by Tenant to Landlord as Additional Rent on the first day of the next succeeding month. Landlord shall not be liable for any labor or materials furnished to Tenant upon credit, and no mechanics’, materialman’s or other liens for any such labor or materials shall attach to or affect the estate or interest of Landlord in and to the Land or Building.

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15. Subordination. Tenant agrees that this Lease is and shall be subordinate to any mortgage or deed of trust which may now or hereafter encumber the Building or the Land, and to all renewals, modifications, consolidations, replacements and extensions thereof, provided, however, that the holder of any such mortgage or deed of trust shall agree that Tenant shall not be disturbed in its possession of the Premises or its rights hereunder terminated or amended by the mortgagee, any purchaser at or in lieu of foreclosure or other party so long as Tenant is not in default under this Lease. In confirmation of such subordination, Tenant shall at Landlord’s request execute promptly any appropriate certificate or instrument that Landlord may reasonably request. In the event of the enforcement by the trustee or the beneficiary under a mortgage or deed of trust of the remedies provided for by law or by such mortgage or deed of trust, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, attorn to and automatically become the Tenant of such successor in interest without change in the terms or other provisions of this Lease; provided, however, that such successor in interest shall not be bound by (a) any payment of rent for more than one month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease; (b) any amendment or modifications under this Lease made without the written consent of such trustee, beneficiary or successor in interest; (c) any default by the prior owner or landlord in the observance or performance of any of its covenants or obligations hereunder; or (d) any right of offset which Tenant may have had against the prior owner or landlord. Upon request by any successor in interest, Tenant shall execute and deliver an instrument or instruments confirming the attornment herein provided for. Tenant further agrees that in the event Tenant is notified in writing of the existence of any mortgage or deed of trust and of the address of the holder of any such instrument, Tenant agrees that it will give the holder thereof notice of any claimed default under this Lease at the same time it gives notice to Landlord, and will exercise no remedies which it may have on account thereof until forty-five (45) days have elapsed after the receipt of such notice by the holder of such instrument without cure thereof.

Within fifteen (15) days after Landlord’s request, Tenant agrees to execute an estoppel certificate or other agreement certifying to Landlord and/or any current or prospective mortgagee or purchaser of the Building or any successor thereto or designee thereof, such facts and agreeing to such reasonable notice provisions and other matters as such mortgagee or purchaser may request in connection with Landlord’s sale or financing. If Tenant fails or refuses to give a certificate hereunder within the time period herein specified, then the information contained in such certificate as submitted by Landlord shall be deemed correct for all purposes and all notice provisions and other matters in the certificate shall be deemed agreed to, but Landlord shall have the right to treat such failure or refusal as a default by Tenant.

16. Condemnation. If the whole or any part of the Premises shall be taken under the power of eminent domain, this Lease shall terminate as to the part so taken on the date Tenant is required to yield possession thereof to the condemning authority (the “Condemnation Date”). If the entire Interior Premises are condemned, then the Lease shall automatically terminate as of the Condemnation Date. The party who receives the condemnor’s notice of intention to take (the “Condemnation Notice”) shall immediately give a copy of such notice to the other party. If less than the entire Interior Premises or entire Patio Area are condemned, Landlord shall make such repairs and alterations as may be necessary in order to restore the part not taken to a useful condition, and the Base Rent shall be reduced proportionately to the portion of the Premises so taken. Further, if the amount of the Interior Premises or the Project so taken substantially impairs the usefulness of the Premises for the purposes set forth in Section 3, either party may terminate this Lease within thirty (30) days after such taking, effective as of the Condemnation Date. All compensation awarded for any taking shall belong to and be the property of Landlord; provided, however, that Tenant shall have the right to seek compensation for any taking of any personalty or fixtures installed at Tenant’s expense (only to the extent not reimbursed by Landlord) and for Tenant’s moving expenses.

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17. Fire and Casualty.

(a) No Restoration. If the Premises or the Building are damaged by fire or other casualty to the extent that reconstruction cannot reasonably be completed within nine (9) months after the date of damage, as determined by Landlord, or more than fifty percent (50%) of the rentable square feet of the Interior Premises becomes untenantable due to casualty damage within the last twelve (12) months of the Term, then either Landlord or Tenant may, by written notice given within ninety (90) days of such damage, terminate this Lease effective as of the date of such notice, in which event Tenant shall be entitled to a fair diminution of Base Rent while and to the extent Tenant is unable to conduct its business in the Premises prior to such termination, or to an abatement of Base Rent if Tenant is not able to conduct business in the Premises.

(b) Restoration. If this Lease is not so terminated, Landlord shall reconstruct the Premises and/or the Building to substantially the same condition as existed as of the date of delivery of the Premises to Tenant, except that Landlord shall not be required to spend more than the insurance proceeds made available for such purposes by Landlord’s Mortgagee. Tenant shall be entitled to an abatement of Base Rent and Operating Expenses until the earlier of (i) ninety (90) days after Landlord’s reconstruction is substantially completed and the Premises are turned over to Tenant, during which period Tenant shall complete reconstruction of Tenant’s work and reopen for business, and (ii) the date Tenant reopens for business.

18. Landlord’s Insurance. Landlord shall maintain: (a) commercial general liability insurance applicable to the Property which provides, on an occurrence basis, a minimum combined single limit of no less than $5,000,000 (coverage in excess of $1,000,000 may be provided by way of an umbrella/excess liability policy); and (b) causes of loss-special form (formerly “all risk”) property insurance on the Building in the amount of the replacement cost thereof, as reasonably estimated by Landlord. The foregoing insurance and any other insurance carried by Landlord may be effected by a policy or policies of blanket insurance and shall be for the sole benefit of Landlord and under Landlord’s sole control. Consequently, Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

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19. Tenant’s Liability Insurance. Tenant shall maintain the following insurance (“Tenant’s Insurance”), at its sole cost and expense: (a) commercial general liability insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a per occurrence limit of no less than $1,000,000; (b) causes of loss-special form (formerly “all risk”) property insurance, including flood and earthquake, covering all above Building standard leasehold improvements (including Tenant’s Work and any Alterations) and Tenant’s trade fixtures, equipment, furniture and other personal property within the Premises (“Tenant’s Property”) in the amount of the full replacement cost thereof; (c) business income (formerly “business interruption”) insurance written on an actual loss sustained form or with sufficient limits to address reasonably anticipated business interruption losses; (d) business automobile liability insurance to cover all owned, hired and nonowned automobiles owned or operated by Tenant providing a minimum combined single limit of $1,000,000; (e) workers’ compensation insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute (provided, however, if no workers’ compensation insurance is statutorily required, Tenant shall carry workers’ compensation insurance in a minimum amount of $500,000); (f) employer’s liability insurance in an amount of at least $500,000 per occurrence; (g) liquor liability insurance providing, on an occurrence basis, a per occurrence limit of not less than $1,000,000; and (h) umbrella liability insurance that follows form in excess of the limits specified in (a), (d), (f) and (g) above, of no less than $4,000,000 per occurrence and in the aggregate. Any company underwriting any of Tenant’s Insurance shall have, according to A.M. Best Insurance Guide, a Best’s rating of not less than A- and a Financial Size Category of not less than VIII. All commercial general liability, business automobile liability and umbrella liability insurance policies shall name Landlord (or any successor), Landlord’s property manager, Landlord’s mortgagee (if any), and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord as the interest of such designees shall appear, as “additional insureds” and shall be primary with Landlord’s policy being secondary and noncontributory. If any aggregate limit is reduced because of losses paid to below seventy-five (75%) of the limit required by this Lease, Tenant will notify Landlord in writing within 10 days of the date of reduction. All policies of Tenant’s Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least thirty (30) days’ advance written notice of any change, cancellation, termination or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance and all required endorsements evidencing Tenant’s Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided access to the Premises for any reason, and upon renewals at least ten (10) days prior to the expiration of the insurance coverage. All of Tenant’s Insurance policies, endorsements and certificates will be on forms and with deductibles and self-insured retention, if any, reasonably acceptable to Landlord. The limits of Tenant’s insurance shall not limit Tenant’s liability under this Lease.

20. Release of Claims; Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each waive any and all right of recovery, claim, action or cause of action against the other and its partners (if any), and the agents, officers, and employees of the other party or its partners, for any loss or damage:

(a) to the Premises, the Building, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements or any other cause which could have been insured against under a Texas standard special form extended coverage insurance policy, or

(b) arising out of any business interruption, including but not limited to loss of profits, by reason of fire, the elements or any other cause,

REGARDLESS OF CAUSE OR ORIGIN, INCLUDING THE SOLE OR CONCURRENT NEGLIGENCE OF THE OTHER PARTY OR ITS PARTNERS, OR THE AGENTS, OFFICERS, OR EMPLOYEES OF THE OTHER PARTY OR ITS PARTNERS. Landlord and Tenant covenant that no insurer shall hold any right of subrogation against the other party for losses which must be insured against by the terms of this Lease. This Section shall survive the termination of this Lease.

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21. Release and Indemnification by Tenant. Notwithstanding that joint or concurrent liability may be imposed upon Landlord by law, Tenant shall indemnify and hold harmless (and at Landlord’s option, defend) Landlord, and Landlord’s past, present and future property managers, lenders, employees, agents, contractors and invitees, and any affiliates or subsidiaries thereto (individually, “Landlord Party,” collectively, “Landlord Parties”) at Tenant’s sole cost and expense, against any loss, cost, damage or expense (including attorneys’ fees and court costs) relating to or as a result of (a) any default or failure to comply with the terms hereof (whether in connection with termination hereof or otherwise) by Tenant, its agents, contractors, employees and invitees (individually, “Tenant Party,” collectively, “Tenant Parties”); (b) any act, omission or negligence of Tenant or any Tenant Parties; (c) all claims for damages to persons or property by reason of the use or occupancy of the Premises, not caused by the gross negligence or willful misconduct of Landlord or the Landlord Parties; and (d) the use by Tenant Parties of the Building, the Easements and/or Land. Notwithstanding any other provision hereof, the preceding indemnity shall survive the termination, cancellation or expiration of this Lease. Moreover, Landlord shall not be liable, and Tenant covenants not to bring any action against Landlord, for any damage or injury to the Premises, Tenant’s furniture, personal property, trade fixtures, inventory or equipment, Tenant, or any Tenant Parties, arising from any use or condition of the Premises, Building, the Easements, and and/or Land, the act or neglect of co-tenants or of any other person, or malfunction of any equipment or apparatus serving the Premises, Building, the Easements, the Garage and/or Land. Any and all claims against Landlord for any damage or injury referred to in this paragraph are hereby waived and released by Tenant.

22. Holding Over. In the event of holding over by Tenant after the expiration or termination of the Term and without the written consent of Landlord, Tenant shall be a tenant at will and shall pay monthly rent equal to one hundred fifty percent (150%) of the amount of all Base Rent and Additional Rental payable during the last month of the Term. Further, Tenant shall indemnify Landlord against all claims for damages by any other Tenant to whom Landlord may have leased all or any part of the Premises. Landlord may terminate the tenancy by giving written notice to Tenant. No holding over by Tenant with the consent and acquiescence of Landlord, shall operate to extend the Lease for a longer period than 1 month. Any holding over with the consent of Landlord in writing shall thereafter constitute this Lease a lease from month to month.

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23. Default by Tenant. If (a) Tenant fails to timely pay any sum to be paid by Tenant under this Lease provided, however, Landlord agrees to give Tenant one (1) “warning notice” (as hereinafter defined) during any consecutive twelve (12) month period during the Term, in which event Tenant shall be entitled to a five (5) business day cure period and Landlord agrees that Landlord will not commence any enforcement actions against Tenant until the expiration of such cure period, provided that, at the expiration of such cure period, if the breach of this Lease has not been remedied, then a breach of the Lease shall exist (a “warning notice” for these purposes shall be in writing, delivered in any manner permitted by Section 28 and may be sent at any time after a payment is due and before payment of the full delinquent amount has been received; a warning notice will be effective on, and the five (5) business day cure period shall be counted from, the date the notice is deemed delivered under Section 28 hereof; in addition, Tenant shall be entitled to no more than one (1) warning notice per calendar month); (b) Tenant fails to perform any of its other duties or obligations under this Lease and such default continues for twenty (20) days after Landlord delivers written notice to Tenant or deposits written notice in the U.S. Mail addressed to Tenant’s address above; provided, however, that in the event such default cannot be cured by Tenant using reasonable diligence, then Tenant shall have such additional period of time as is necessary to cure such default but in no event more than an additional forty-five (45) days; (c) any of the following actions occur and Tenant fails to vigorously contest and cause same to be removed, dismissed, or vacated within thirty (30) days from the date of entry or filing: (i) Tenant’s interest under this Lease is levied on under execution or other legal process, or (ii) any petition is filed by or against Tenant to declare Tenant a bankrupt or to delay, reduce or modify Tenant’s debts or obligations, or (iii) any petition under the Bankruptcy Code is filed or other action taken to reorganize or modify Tenant’s capital structure, or (iv) Tenant is declared insolvent according to law, or (v) any general assignment of Tenant’s property is made for the benefit of creditors, or (vi) a receiver or trustee is appointed for Tenant or its property; (d) except as otherwise expressly provided herein, Tenant vacates or abandons the Premises (which shall include the failure to have the Premises reasonably staffed, stocked and open for business for any period of five (5) consecutive days, or for a total of ten (10) business days during any Lease Year [being that twelve (12) month period beginning on the first day of the first full calendar month of the Term or any anniversary thereof, and running to the next succeeding anniversary of such day]); (e) if Tenant is a corporation, Tenant ceases to exist as a corporation in good standing in the State of Texas; or (f) if Tenant is a partnership or other entity, Tenant is dissolved or otherwise liquidated, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease. Upon the occurrence of any of the foregoing events, at Landlord’s option, Landlord shall have any one or more of the following described remedies, in addition to all other rights and remedies provided at law or in equity:

(a) Landlord may terminate this Lease and forthwith repossess the Premises and recover damages in a sum of money equal to the total of (i) the cost of recovering the Premises, including the cost of the removal and storage of any of Tenant’s possessions left within the Premises, (ii) the unpaid Rent earned at the time of termination, plus interest thereon at the lesser of eighteen percent (18%) or the then maximum interest rate permitted to be charged by applicable law (the “Interest”) from the due date until paid, (iii) the balance of the Rent for the remainder of the Term, discounted to its present value at the rate of six percent (6%) per annum, less the fair market rental value (allowing a reasonable period for reletting) of the Premises for said period (provided said sum shall not be less than zero), and (iv) any other sum of money and/or damages owed by Tenant to Landlord.

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(b) Without terminating this Lease, Landlord may terminate Tenant’s right of possession and repossess the Premises by forcible detainer suit or otherwise, without demand or notice of any kind to Tenant. If Landlord pursues this remedy, Landlord shall use reasonable efforts to relet the Premises for Tenant’s account, for such rent and upon such terms and conditions as Landlord deems satisfactory. Landlord shall be deemed to have used “reasonable efforts” to relet the Premises if Landlord offers the Premises “for lease” and entertains in good faith, bona fide offers to lease submitted to Landlord. In no event shall Landlord be obligated to lease the Premises in priority of other space in the Building or adjacent buildings owned by Landlord or any affiliate thereof. For the purpose of such reletting, Landlord is authorized to decorate or to make any repairs, changes, alterations or modifications in or to the Premises as it deems necessary to prepare the Premises to relet at Tenant’s expense. If Landlord fails to relet the Premises, then Tenant shall pay to Landlord as damages a sum equal to the amount of the Rent provided for in this Lease for such period or periods. If Landlord relets the Premises and fails to realize a sufficient sum from such reletting after deducting (a) the due and unpaid Rent, (b) the accrued Interest thereon, (c) the cost of recovering possession, (d) the costs and expenses of all decorations, repairs, changes, alteration and modifications, (e) the expense of such reletting and the collection of the rent accruing therefrom, (f) the cost of any brokerage fees or commissions payable by Landlord in connection with such reletting or attempted reletting, (g) the cost of removing and storing the furniture, trade fixtures, equipment, inventory and/or personal property of Tenant or any other occupant’s property left on the Premises or Land after reentry, (h) any other costs incurred by Landlord in such reletting, and (i) any other sum or money or damages owed by Tenant to Landlord at law, in equity, or hereunder, then Tenant shall pay to Landlord any such deficiency upon demand from time to time. Landlord may file one or more suits to recover any sums falling due under this Section from time to time. Any reletting shall not be an election by Landlord to terminate this Lease unless Landlord gives a written notice of such intention to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default.

(c) Landlord may change the locks on the Premises and Landlord will not have to give the Tenant a new key unless the Tenant cures the default(s); the new key will be provided only during Landlord’s regular business hours.

(d) Landlord may enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant’s obligations under this Lease plus fifteen percent (15%) of such cost to cover overhead, plus Interest, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action. No action taken by Landlord under this Section shall relieve Tenant from any of its obligations under this Lease or from any consequences or liabilities arising from the failure to perform such obligations.

(e) Any furniture, trade fixtures, equipment, inventory or other personal property of Tenant which remains on the Premises following (i) the termination date of this Lease, or (ii) Landlord’s termination of Tenant’s possession of the Premises pursuant to this Section 23, shall conclusively be deemed abandoned, and without notice to Tenant, Landlord may dispose of the same in any manner deemed suitable by Landlord, sell such property and retain the proceeds therefor, or store such property at Tenant’s expense.

(f) Landlord shall have the right to exercise any and all other remedies available to Landlord in this Lease, at law or in equity.

24. Waiver. Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or at equity.

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25. Lien for Rent. Tenant hereby grants to Landlord a lien on all property of Tenant now or hereafter placed in or upon the Premises (except such part of any property as may be exchanged, replaced or sold from time to time in the ordinary course of business, operation or trade), and such property shall be and remain subject to such lien of Landlord to secure payment of all rent and other sums agreed to be paid by Tenant herein. This Lease shall constitute a security agreement under the Texas Uniform Commercial Code (“TUCC”) so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the Premises, including but not limited to Tenant’s Property. Tenant agrees to execute as debtor such financing statement or statements as Landlord may now or hereafter reasonably request in order that such security interest or interests may be perfected pursuant to the TUCC. Landlord may at its election at any time file a copy of this Lease as a financing statement. Landlord, as secured party, shall be entitled to all of the rights and remedies afforded a secured party under the TUCC, which rights and remedies shall be in addition to and cumulative of the landlord’s liens and rights provided by law or by the other terms and provisions of this Lease. Landlord agrees to subordinate the lien reserved in this Section 25 to a purchase money lien and security interest given by Tenant to a bona fide third party lender pursuant to a subordination agreement mutually agreed to by Landlord, Tenant and Tenant’s lender.

26. Assignment by Landlord. Landlord shall have the right to sell, transfer or assign, in whole or in part, all of its rights and obligations hereunder and in the Building, the Easements and the Land. In such event and upon the assumption by such transferee of Landlord’s obligations hereunder, no further liability or obligation shall thereafter accrue against Landlord hereunder.

27. Assignment by Tenant.

(a) Transfer. Tenant shall not, without Landlord’s prior written consent, which consent may be withheld or conditioned in Landlord’s sole discretion, convey, assign or encumber this Lease or any interest herein, directly or indirectly, voluntarily or by operation of law, including the merger or consolidation of Tenant with or into another entity, or sublet all or any portion of the Premises, or permit the use or occupancy of any part of the Premises by anyone other than Tenant (collectively, the “Transfer”). If Tenant is other than an individual, any change in “control” of Tenant shall constitute a Transfer, and the surviving party in control shall be the Transferee. “Control” means the direct or indirect power to direct or cause direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise. Conversely, Tenant shall not sublease space from, or assume the lease obligations of, another Tenant in the Building without Landlord’s prior written consent. Following any Transfer, Tenant (and any guarantors) shall remain fully liable under this Lease, as then or thereafter amended with or without notice to or consent of Tenant (or any guarantors), and Landlord may proceed directly under this Lease against Tenant (or any guarantor) without first proceeding against any other party. Tenant shall give Landlord written notice of any proposed Transfer at least thirty (30) days prior to the anticipated effective date of the proposed Transfer, which notice shall include a complete detailed written description of the Transfer; the name, address, business and intended use of the Transferee; a current audited financial statement for the Transferee certified by a recognized accounting firm; a copy of the proposed Transfer document; appropriate evidence of the existence, good standing and signature authority of the Transferee in the State; and such other pertinent information as Landlord reasonably requests, together with Landlord’s administrative fee set forth in Section 27(c) below. If the proposed Transferee is subject to any new requirements under any applicable laws (including Americans with Disabilities Act), (i) Tenant shall be liable for any costs or expenses to comply with such requirements, and (ii) to the extent such requirements require alterations, Tenant shall deliver for Landlord’s approval plans and specifications complying with such additional requirements and acceptable security assuring timely, lien-free completion of construction. If the aggregate consideration paid to Tenant for a Transfer exceeds that payable by Tenant under this Lease (prorated according to the Transferred interest), then Tenant shall, within fifteen (15) days after receipt, pay such excess to Landlord.

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(b) Landlord’s Options. Within thirty (30) days after receipt of all required Transfer information, Landlord shall give Tenant written notice of its election (i) to consent to the Transfer; or (ii) to terminate this Lease as of the effective date of the Transfer as to the space covered by such Transfer for the remainder of the Term, in which event Tenant shall be relieved of its obligations accruing after the termination date with respect to the terminated interest; or (iii) not to consent to the Transfer, in which event this Lease shall continue in full force and effect. If Landlord fails to timely make such election, Landlord shall be deemed to have elected option (iii) above. Any Transfer occurring without Landlord’s consent shall be void and shall constitute an event of default hereunder. In any event, all renewal and expansion options and other preferential rights under this Lease are personal to the original Tenant under this Lease and shall not be exercisable by any Transferee. Neither Landlord’s acceptance of any name for listing on any signage, nor Landlord’s acceptance of Rent from any Transferee, shall be deemed, or substitute for, Landlord’s consent to a Transfer.

(c) Consent. Landlord shall not be obligated to entertain or consider any request by Tenant to consent to any proposed assignment of this Lease or sublease of all or any part of the Premises unless each request by Tenant is accompanied by a nonrefundable fee payable to Landlord in the amount of $500.00 to cover Landlord’s administrative, legal, and other costs and expenses incurred in processing each of Tenant’s requests. Neither Tenant’s payment nor Landlord’s acceptance of the foregoing fee shall be construed to impose any obligation whatsoever upon Landlord to consent to Tenant’s request.

28. Notices. Any notice required or permitted to be given pursuant to the terms of this Lease shall be sent by certified or registered U.S. mail return receipt requested, hand delivery, or nationally recognized overnight courier, to Landlord at Two Hughes Landing, 1790 Hughes Landing Blvd., Suite 600, The Woodlands, Texas 77380, Attn: Property Manager, with a copy to: 20 & 25 Waterway Holdings, LLC, In care of The Howard Hughes Corporation, One Galleria Tower, 22nd Floor, 13355 Noel Road, Dallas, Texas 75240, Attention of General Counsel and to Tenant at (i) 3990 Vitruvian Way, Suite 1152, Addison, Texas 75001, Attention: Jacob Cohen, prior to the Commencement Date, and (ii) 25 Waterway Avenue, The Woodlands, Texas 77380 after the Commencement Date. The place to which such notices shall be sent may be changed by either party giving notice of such change to the other party in the manner hereinabove provided. A notice shall be deemed given and received (i) if by certified or registered mail on the third (3rd) business day following deposit in the U.S. Mail as provided above, (ii) if by hand delivery, upon delivery, and (iii) if by overnight courier, the first (1st) business day following deposit.

29. Severability. If any of the provisions of this Lease shall contravene or be invalid under the laws of the particular state, county, or jurisdiction where applied, such contravention or invalidity shall not invalidate the Lease or any other portions thereof and the remainder of this Lease or the application thereof to other persons or circumstances shall not be affected thereby.

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30. Authority. If Tenant signs as a corporation or other entity, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant is a duly organized and existing corporation, partnership, limited liability company or other entity, that Tenant has and is qualified to do business in Texas, that the corporation, or other entity, has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation, or other entity, were authorized to do so by appropriate corporate or entity actions.

31. Title. This Lease is subject to all matters of record in the Real Property Records of Montgomery County, Texas. Tenant’s consent is not required with respect to any plat or replat of the Land, the creation, modification or termination of easements affecting the Land, including the Easements, the imposition of restrictions or modification of any restrictions affecting the Land or the Easements, or any other matter affecting the Land or the Easements, provided, that such matter does not deprive Tenant of its right to quiet enjoyment of the Premises.

32. Not an Offer. The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect thereto unless Landlord executes a copy of this Lease and delivers the same to Tenant. Furthermore, this Lease shall become effective only upon full delivery to Landlord of an original Guaranty in the form attached hereto as Exhibit “H” executed and delivered to Landlord by American International Holdings Corp. (“Guarantor”) and, if required, upon approval by Landlord’s Mortgagee.

33. Exhibits, Riders and Addenda. This Lease also includes and incorporates herein for all purposes all attached Exhibits, Riders, and Addenda, if any.

34. Joint and Several Tenancy. If more than one person executes this Lease as Tenant, their obligations hereunder are joint and several, and any act or notice of or to, or refund to, or the signature of, any one or more of them, in relation to the renewal or termination of this Lease, or under or with respect to any of the terms hereof shall be fully binding on each and all of the persons executing this Lease as a Tenant.

35. Binding Effect. This Lease shall be binding upon and inure to the benefit of the heirs, successors or assigns of Landlord and Tenant, subject to the limitation on subleasing and assignment herein contained.

36. Entire Agreement. This Lease shall constitute the sole and only agreement of Landlord and Tenant with regard to the lease of the Premises, and shall supersede any prior or contemporaneous oral or written agreements. There are no representations or warranties between the parties not contained in this Lease and the parties are not relying upon any representations or warranties not contained in this Lease. This Lease may not be altered, changed or amended, except by an instrument in writing, signed by both parties hereto. For purposes of this Lease, a digital signature in an electronic message, such as an e-mail, even with a typed name and/or signature block, shall not constitute a writing signed by a party.

37. Pronouns. Pronouns which refer to either Landlord or Tenant shall be construed to mean the appropriate number and gender intended.

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38. Force Majeure. If either party shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, restrictive governmental laws or regulations or other cause without fault and beyond the control of the party obligated (Tenant’s financial inability, such as inability to obtain financing or lack of capital, excepted), performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended by a period equal to the period of such delay; provided, however, nothing in this Section shall delay the Commencement Date or excuse Tenant from the prompt payment of any rental or other charge required of Tenant hereunder, except as may be expressly provided elsewhere in this Lease.

39. Accord and Satisfaction; Landlord Cure. Payment by Tenant or anyone occupying the Premises by, through or under Tenant or receipt by Landlord of a lesser amount than the Rental herein stipulated shall be deemed to be on account of Tenant and on account of the earliest Rental due. No endorsement or statement on any check or any correspondence accompanying any payment as Rent shall be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance or to pursue any other remedy provided in this Lease or by law or in equity. In no event shall Tenant be entitled to any liquidated damages or reduction, offset or credit against any element of Rent hereunder (each, a “Deduction”) unless and until Landlord has received applicable written notice and has failed to cure the act, omission or condition (each, a “Cause”) giving rise to such Deduction within the time period specified herein for the cure of such Cause. In the event this Lease does not otherwise specify such notice requirement and/or specify a cure period for a particular Cause, Tenant shall provide written notice to Landlord and Landlord shall be afforded a period of ten (10) business days to cure such Cause.

40. Landlord’s Liability. Any judgment recovered by any Tenant Party against any Landlord Party shall be satisfied solely out of proceeds received at a judicial sale upon execution and levy made against Landlord’s right, title and interest in the Building. The Tenant Parties are Tenant, its shareholders, members, partners, directors, officers, employees, agents, contractors, subtenants, licensees and invitees. The Landlord Parties are Landlord, the manager of the Building, Landlord’s Mortgagee(s) and any affiliates or subsidiaries of the foregoing, and all of their respective officers, directors, employees, shareholders, member, partners, agents and contractors. The Landlord’s Mortgagees are any mortgagee, ground Landlord, trustee under a deed of trust, or buyer at a foreclosure or trustee’s sale. Tenant waives all right to levy against the Land, Building, or any other property of Landlord Party for any deficiency or claim against any Landlord Party and Landlord Mortgagee for consequential, special or punitive damages allegedly suffered by any Tenant Party, including without limitation, lost profits and business interruption.

41. Other Landlord Rights. Landlord (and its designated agents, contractors and managers) shall have the right to take such measures as Landlord deems necessary or advisable for the ongoing operation, maintenance and protection of the Project. Tenant shall fully cooperate with all of such further measures undertaken by Landlord. In addition to anything else set forth in the Lease, all exterior elements, including signs, patio elements and furnishings (if any), must be approved by Landlord, in its reasonable discretion; the parties acknowledge that Landlord’s architects, Kenneth Park Associates or such other third party as Landlord designates, will review such elements on behalf of Landlord.

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42. Brokers. Tenant represents and warrants that no broker or agent has represented Tenant in connection with this Lease. Tenant shall indemnify, hold harmless and defend each Landlord Party against any claims for real estate commissions or fees in connection with this Lease made by any other party claiming through Tenant. Landlord represents and warrants that no broker or agent has represented Landlord in connection with this Lease. Landlord shall indemnify, hold harmless and defend Tenant against any claims for real estate commissions or fees in connection with this Lease made by any other party claiming through Landlord.

43. Use of Patio Area.

(a) Patio Area. So long as the federal, state, and local laws, codes, zoning restrictions, ordinances, regulations, and safety requirements permit, Landlord agrees that during the Term, including any renewals thereof, Tenant shall have the right to use on an exclusive basis, the Patio Area, subject to modification by Landlord from time to time as required to comply with such laws, codes, restrictions, ordinances, regulations, or safety requirements, solely for the uses permitted by Section 3 hereof, provided that: (i) Tenant’s use of the Patio Area complies with all laws, codes, zoning restrictions, ordinances, regulations, safety requirements, approvals, permits, and licenses relating thereto; and (ii) all necessary approvals, permits, and licenses in connection with such use are obtained and paid for by Tenant (with copies furnished to Landlord) and remain in full force and effect during Tenant’s use of the Patio Area. Tenant shall use the Patio Area only during those hours when the Premises are open for business. Notwithstanding the foregoing, Landlord has no knowledge of any laws, codes, zoning restrictions, ordinances, regulations, safety requirements or approvals that would prohibit Tenant’s proposed use of the Patio Area.

(b) Lease Provisions Apply to Patio Area. Except as expressly provided in this Lease, all provisions of this Lease shall apply to Tenant’s use and occupancy of the Patio Area. Landlord shall have no liability to Tenant if it is unable to use the Patio Area for any reason other than Landlord’s gross negligence or willful misconduct.

(c) Furniture in Patio Area. Tenant shall install, at its sole cost and expense, all furniture, equipment, lighting, and signage (collectively, the “Furniture”) in the Patio Area. Tenant acknowledges and agrees that: (i) the Furniture shall meet the highest standards of quality and appearance consistent with a first-class restaurant and the design and construction of the Building; (ii) the Furniture shall not be used or placed in the Patio Area until its design, size, color, position, and method of attachment or installation are first approved by Landlord in writing; and (iii) Tenant shall be solely responsible for any destruction, damage, theft, or vandalism of, or to, the Furniture.

(d) Restrictions on Tenant’s Use. Tenant hereby covenants and agrees that it shall not: (i) restrict access to the Building or pedestrian flow outside the Patio Area; (ii) except as otherwise provided in the initial tenant improvements, erect or place any canopy or other enclosure or covering on the Patio Area without Landlord’s prior written approval; (iii) permit loitering in the Patio Area by persons who are not customers of Tenant; or (iv) violate the provisions of Section 13(k).

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(e) Cleanliness of Patio Area. Tenant shall clean and keep in good repair the Patio Area and Furniture and shall remove all trash generated therefrom on a daily basis or more frequently as needed. If Tenant fails to clean or keep the Patio Area in good repair or remove trash therefrom as required by this Section 43, then in addition to and not in lieu of any other remedy to which Landlord may be entitled at law or equity, notwithstanding the provisions of Section 28, Landlord shall have the right but not the obligation, upon twenty-four (24) hours written notice to Tenant, to clean, repair, or remove the trash on Tenant’s behalf, unless such trash is a health hazard or otherwise creates an emergency situation in either of which events no prior notice (only notice thereafter) shall be necessary, and Tenant shall pay Landlord 130% of Landlord’s cleaning, repair, or trash removal costs (including any overtime costs) immediately upon Landlord’s demand therefor.

44. Landlord Alterations or Modifications. Notwithstanding anything herein to the contrary, Landlord hereby expressly reserves the right in its sole discretion to improve, remodel, add additional floors to or otherwise alter the Building or make changes to the driveway, service drives and parking areas. Any such actions shall in no way reduce Tenant’s obligations under this Lease or impose any liability on Landlord and such activities shall not be deemed to be a breach of any of Landlord’s obligations hereunder. Landlord agrees to exercise good faith in notifying Tenant within a reasonable time in advance of any alterations, modifications or other actions of Landlord under this Section 44 and agrees to prosecute completion of such work diligently and to use reasonable good faith efforts to minimize interference with Tenant’s use, access, occupancy or quiet enjoyment of the Premises and to use reasonable efforts to protect Tenant’s property located in the Premises from damage. Any diminution or shutting off of light, air or view by any structure which is now or may hereafter be constructed on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

45. Landlord’s Approvals. Except as otherwise expressly provided in this Lease, Landlord’s approvals may be given or withheld by Landlord in its sole and absolute discretion, including for any aesthetic reasons whatsoever.

46. General. Time is of the essence of this Lease. All rights and remedies of Landlord and Tenant under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law. This Lease shall be declared to be a Texas lease, and all of the terms hereof shall be construed according to the laws of the State of Texas. Said Lease shall be performable only in Montgomery County, Texas, and venue for any action hereunder shall be exclusively in Montgomery County, or in the Southern District of Texas, Houston Division, as appropriate.

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47. OFAC Certification. Tenant represents and warrants to Landlord that Tenant and Tenant’s constituent owners or affiliates are currently in compliance with, and Tenant covenants that it shall at all times during the Term (including any extension thereof) be and remain in compliance with, the regulations of the U.S. Department of the Treasury Office of Foreign Asset Control (“OFAC”) and any statute, executive order (including (i) the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism, to be referred to herein as the “Executive Order” and (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, being Public Law 107-56 and sometimes referred to herein as the “USA Patriot Act”) or other governmental action relating thereto, including, without limitation, any and all other laws related to terrorism or money laundering (all of the foregoing being herein referred to collectively as the “Anti-Terrorism Laws”). Tenant further hereby covenants with Landlord that neither Tenant nor any of Tenant’s respective constituent owners or affiliates is or shall be during the Term of this Lease a “Prohibited Person” which is defined as follows: (A) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (B) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (C) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including, without limitation, the Executive Order and the USA Patriot Act; (D) a person or entity who commits, threatens or conspires to commit or support “Terrorism” as defined in Section 3(d) of the Executive Order; (E) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by OFAC at its official website or at any replacement website or other replacement official publication of such list; and (F) a person or entity who is affiliated with a person or entity listed in items (A) through (E) above. At any time and from time to time during the Term, Tenant shall deliver to Landlord, within ten (10) business days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Section 47. TENANT HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LANDLORD AND ALL LANDLORD PARTIES FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, RISKS, LIABILITIES AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND COSTS) ARISING FROM OR RELATED TO ANY BREACH OF THE FOREGOING CERTIFICATION. The indemnification obligations set forth in this Section 48 shall survive the expiration or earlier termination of this Lease.

48. Attorney’s Fees. The prevailing party in any legal proceeding relating to, arising out of or based on this Lease may recover reasonable and necessary attorneys’ fees, investigation costs, expert fees and costs, and other costs incurred in connection with the legal proceeding from the non-prevailing party in addition to any other relief to which the prevailing party is entitled. The parties hereby agree and stipulate that the reasonableness and necessity of the costs and attorneys’ fees shall be determined by the court and not the jury, and also agree and stipulate that the “prevailing party” means and is hereby defined as meaning, “the party that obtains a favorable finding by the court or jury as to liability, or breach, or as to the rights of the parties in a declaratory judgment case, or restraint of a right or act or conduct of an opposing party in a temporary restraining order or injunction case — irrespective of whether or not the party actually obtains monetary, declaratory, injunctive, equitable or nominal relief.”

49. Method of Calculation. Tenant is knowledgeable and experienced in commercial transactions and does hereby acknowledge and agree that the provisions of this Lease for determining charges and amounts payable by Tenant are commercially reasonable and valid and constitute satisfactory methods for determining such charges and amounts as required by Section 93.012 of the Texas Property Code. Tenant further voluntarily and knowingly waives (to the fullest extent permitted by Applicable Law) all rights and benefits of Tenant under such Section, as it now exists or as it may be hereafter amended or succeeded.

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50. Waiver of Consumer. Tenant hereby waives all its rights under the Texas Deceptive Trade Practices - Consumer Protection Act, Section 17.41 et seq. of the Texas Business and Commerce Code, a law that gives consumers special rights and protections. After consultation with an attorney of Tenant’s own selection, Tenant voluntarily adopts this waiver.

51. Waiver of Jury Trial. Landlord and Tenant hereby irrevocably waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease and/or Tenant’s use and/or occupancy of the Premises.

52. Electronic Signatures. Landlord and Tenant (each, a “Party” and collectively, the “Parties”) intend to enter into this Lease with electronic signatures and consent to entering into this Lease with electronic signatures. The Parties hereby agree that the electronic signature of a Party to this Lease shall be as valid as an original handwritten signature of such party to this Lease and shall be effective to bind such party to this Lease. The Parties agree that this Lease, as signed by the Parties with electronic signatures, shall be deemed (i) to be “written” or “in writing,” (ii) to have been signed by the Parties to the same extent as if signed by the Parties with original handwritten signatures, and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files, even though containing electronic signatures. Such paper copies or “printouts” of this Lease as signed with electronic signatures, if introduced as evidence in any judicial, arbitral, mediation or administrative proceeding, will be admissible as between the Parties to the same extent and under the same conditions as other original business records containing original handwritten signatures and created and maintained in documentary form. Neither Party shall contest the admissibility of true and accurate copies of this Lease as signed by the Parties with electronic signatures on the basis of the best evidence rule or as not satisfying the business records exception to the hearsay rule. For purposes hereof, “electronic signature” means an electronic symbol or process attached to or logically associated with a contract or other record intended to serve as a manual signature.

Notwithstanding the above paragraph, should the Parties elect to not enter into this Lease with electronic signatures described above, in order to facilitate the agreements contemplated by this Lease, transmission of photocopy signatures or signatures transmitted via e-mail in a “PDF” format may be used in place of original or electronic signatures on this Lease. Each Party intends to be bound by such Party’s photocopy or “PDF” format signature on this Lease, is aware that the other Parties are relying on such Party’s photocopy or “PDF” format signature, and hereby waives any defenses to the enforcement of this Lease based upon the form of signature. Promptly following any transmission of photocopy signatures or e-mail transmittal of “PDF” format signatures, the Parties shall deliver to the other Parties the original executed Lease by reputable overnight courier to the addresses set forth in this Lease, or such other address(es) as any Party may designate by written notice.

30

IN WITNESS WHEREOF, Landlord and Tenant, personally or by their duly authorized agents, have executed this Lease to be effective as of the Effective Date.

LANDLORD

20 & 25 WATERWAY HOLDINGS, LLC, a Delaware limited liability company

By:
David O’Reilly
Chief Financial Officer

TENANT

NOVOPELLE WATERWAY, INC., a Texas corporation

By:
Jacob Cohen
Director

Exhibits:

Exhibit “A”	Land
Exhibit “B”	Premises (Floor Plan)
Exhibit “B-1”	Site Plan
Exhibit “C”	Construction Agreement
Exhibit “D”	Certificate of Acceptance of Premises
Exhibit “E”	Rules and Regulations
Exhibit “F”	Intentionally Omitted
Exhibit “G”	Signage
Exhibit “H”	Guaranty of Lease

31

EXHIBIT “A”

LAND

[25 – WW Retail Tract]

METES AND BOUNDS DESCRIPTION
0.5527 ACRES OUT OF THE
WALKER COUNTY SCHOOL LAND SURVEY, A-599
MONTGOMERY COUNTY, TEXAS

Being a 0.5527-acre tract of land situated in Montgomery County, Texas in the Walker County School Land Survey, A-599, a portion being out of Restricted Reserve "B", The Woodlands Metro Center Section 38 Replat No. 1 as recorded in Cabinet "S", Sheet 92 of the Montgomery County Map Records and a portion being out of land owned by The Woodlands Land Development Company, L.P., a Texas limited partnership, by virtue of Memorandum of Merger and Ownership dated July 31, 1997 recorded in File No. 9747722 of the Montgomery County Real Property Records and being more particularly described by metes and bounds as follows with all control referred to the 1927 Texas State Plane Coordinate System, Lambert Projection, South Central Zone:

BEGINNING at the northwest corner of Waterway Avenue as recorded in Cabinet "V", Sheet 15 of the Montgomery County Map Records located in the southwest right-of-way line of Lake Robbins Drive as recorded in Cabinet "H", Sheet 130-A of the Montgomery County Map Records. Said POINT OF BEGINNING having Texas State Plane Coordinate Value of X= 3,118,959.97, Y= 863,335.76 and being South 33 degrees 57 minutes 35 seconds East, 4,518.23 feet from the northwest corner of said Walker County School Land Survey, A-599;

THENCE along the westerly right-of-way line of said Waterway Avenue, South 30 degrees 51 minutes 06 seconds East, 21.76 feet to a point for corner;

THENCE continuing along said right-of-way line, South 12 degrees 38 minutes 31 seconds West, 154.22 feet to a point of curvature;

THENCE continuing with said right-of-way line along a curve to the left having a central angle of 14 degrees 44 minutes 58 seconds, an arc distance of 84.95 feet, a radius of 330.00 feet, and a chord which bears South 05 degrees 16 minutes 02 seconds West, 84.72 feet to a point of tangency;

THENCE continuing along said right-of-way line, South 02 degrees 06 minutes 26 seconds East, 57.96 feet to a point for corner;

THENCE leaving said right-of-way line, North 73 degrees 50 minutes 27 seconds West, at 72.73 feet pass the east line of said Reserve "B", in all a total distance of 106.98 feet to a point for corner;

Page 1 of 2

Exhibit A - 1

THENCE North 15 degrees 59 minutes 39 seconds East, 275.01 feet to a point for corner;

THENCE North 74 degrees 00 minutes 21 seconds West, 20.00 feet to a point for corner;

THENCE North 15 degrees 59 minutes 39 seconds East, 34.13 feet to a point for corner in the northeast line of said Reserve "B" common to the southwest right-of-way line of said Lake Robbins Drive;

THENCE along a curve to the left, at an arc distance of 54.33 feet pass the northeast corner of said Reserve "B", in all along a curve to the left having a central angle of 03 degrees 41 minutes 42 seconds, an arc distance of 68.36 feet, a radius of 1,060.00 feet, and a chord which bears South 72 degrees 05 minutes 32 seconds East, 68.35 feet to the POINT OF BEGINNING containing 0.5527 acres of land.

The Woodlands
Metro Center Section 38
February 14, 2005
U:\Matovich\McBee\Legals\tc-2L-25waterway
U:\Matovich\McBee\Drawings\tc-blk21.dwg

Page 2 of 2

Exhibit A - 2

OR

METES AND BOUNDS DESCRIPTION
0.1942 ACRES OUT OF THE
WALKER COUNTY SCHOOL LAND SURVEY, A-599
MONTGOMERY COUNTY, TEXAS

Being a 0.1942-acre tract of land situated in Montgomery County, Texas in the Walker County School Land Survey, A-599, out of Restricted Reserve "B", The Woodlands Metro Center Section 38 Replat No. 1 as recorded in Cabinet "S", Sheet 92 of the Montgomery County Map Records and being more particularly described by metes and bounds as follows with all control referred to the 1927 Texas State Plane Coordinate System, Lambert Projection, South Central Zone:

BEGINNING at the northwest corner of the herein described tract located in the southwesterly right-of-way line of Lake Robbins Drive as recorded in Cabinet "H", Sheet 130-A of the Montgomery County Map Records common to the northeast line of said Reserve "B", from which the northwest corner of said Reserve "B" bears North 59 degrees 40 minutes 47 seconds West 36.16 feet. Said POINT OF BEGINNING having a Texas State Plane Coordinate Value of X= 3,118,733.78, Y= 863,430.38 and being South 32 degrees 10 minutes 14 seconds East, 4,315.49 feet from the northwest corner of said Walker County School Land Survey, A-599;

THENCE with the northeast line of said Reserve "B" common to the southwest right-of-way line of said Lake Robbins Drive along a curve to the left having a central angle of 09 degrees 35 minutes 16 seconds, an arc distance of 177.38 feet, a radius of 1,060.00 feet, and a chord which bears of South 65 degrees 27 minutes 03 seconds East, 177.17 feet to a point for corner;

THENCE severing said Reserve "B", South 15 degrees 59 minutes 39 seconds West, 34.13 feet to a point for corner;

THENCE North 74 degrees 00 minutes 21 seconds West, 186.88 feet to a point for corner;

THENCE North 19 degrees 08 minutes 47 seconds West, 11.51 feet to a point for corner;

THENCE North 35 degrees 42 minutes 48 seconds East, 54.25 feet to the POINT OF BEGINNING containing 0.1942 acres of land.

The Woodlands
Metro Center Section 38
February 17, 2005
U:\Matovich\McBee\Legals\tc-21-Parcel-B
U:\Matovich\McBee\Drawings\tc-blk21.dwg

Exhibit A - 3

EXHIBIT “B”

PREMISES (FLOOR PLAN)

Exhibit B - 1

EXHIBIT “B-1”

SITE PLAN

Exhibit B - 1 - 2

EXHIBIT “C”

CONSTRUCTION AGREEMENT

This Construction Agreement (this “Agreement”) is attached as an Exhibit to a Lease Agreement dated November 6, 2019 (the “Lease”), between 20 & 25 WATERWAY HOLDINGS, LLC, a Delaware limited liability company, as Landlord, and NOVOPELLE WATERWAY, INC., a Texas corporation, as Tenant. Unless otherwise specified, all terms used herein shall have the same meanings as in the Lease.

1. Approved Construction Documents.

(a) Renderings; Construction Documents. Tenant shall submit plans, renderings and other drawings indicating the nature of the project for Landlord’s review, comments and preliminary approval no later than ten (10) days after the Effective Date of the Lease. No later than thirty (30) days after the Effective Date of the Lease, Tenant shall submit to Landlord complete, finished and detailed architectural, mechanical, electrical and plumbing drawings and specifications to include Tenant’s partition layout, reflected ceiling, telephone and electrical outlets and equipment rooms, doors (including hardware and keying schedule), glass partitions, windows (if any), critical dimensions, structural loading requirements, millwork, finish schedules, air conditioning and heating systems, ductwork and electrical facilities, together with all supporting information and delivery schedules (the “Construction Documents”). Such Construction Documents shall be prepared by and stamped by an architect and mechanical, electrical and plumbing engineer licensed in the State of Texas and approved by Landlord in writing in advance. Tenant shall cause its architects and engineers to design the Work (defined below) and prepare the Construction Documents in full compliance with all applicable laws and in accordance with the most current version of The Woodlands Waterway Square District Storefront Design Guidelines. In addition to anything else set forth in the Lease, all exterior elements, including signs, patio elements and furnishings, must be approved by Landlord, in its reasonable discretion; the parties acknowledge that Landlord’s architects, Kenneth Park Associates or such other third party as Landlord designates, will review such elements on behalf of Landlord.

(b) Construction Schedule. Tenant’s submission of the Construction Documents shall also include a date flow chart providing a schedule (the “Construction Schedule") of the anticipated dates of completion of the various phases of construction of the Work. The Construction Schedule shall be in such detail as to permit the Landlord to identify the scheduled dates of completion of each material phase of construction of the Work under the Approved Construction Documents (as defined below). The proposed Construction Schedule is part of and shall be included in the definition of Construction Documents. All references in this Agreement to the Construction Schedule shall refer to the Construction Schedule approved by Landlord in accordance with Paragraph 1(c).

Exhibit C - 1

(c) Landlord’s Approval. Within ten (10) calendar days after receipt of Tenant’s Construction Documents, Landlord (or its designated architectural and/or engineering firm) shall approve or disapprove such documents in writing and in accordance with the approval standard set forth in Paragraph 1(d) below. If Landlord disapproves, Landlord shall provide Tenant in writing specific reasons for such disapproval. Tenant shall submit corrected Construction Documents within ten (10) days of receipt of Landlord’s disapproval notice. Landlord shall approve or disapprove the corrected Construction Documents within five (5) additional days from receipt of the corrected Construction Documents. Tenant shall submit further corrected Construction Documents, if necessary, within five (5) additional days from receipt of Landlord’s disapproval notice. Such five (5) day periods for review and correction shall be repeated until Construction Documents satisfactory to Landlord are completed. Upon Landlord’s approval, the Construction Documents shall become the “Approved Construction Documents”.

(d) Approval Standard. Except as otherwise provided in this Agreement, with respect to any and all provisions in this Agreement which provide for or require Landlord’s consent or approval, Landlord shall not unreasonably withhold, delay or condition such approval; provided, however, among the factors that Landlord may consider in determining whether to grant or withhold its consent under this Agreement are, without limitation, the effect that the requested Construction Documents or modifications or additions to the Construction Documents, any proposed contractor or subcontractor, or other matter with respect to which Landlord’s consent is requested would have on (i) the structural integrity of the Project or the Premises, (ii) the aesthetic appearance of the Project or the Premises, (iii) the safety of persons and property within the Project, and (iv) the compliance of the Project and the Premises with applicable laws.

(e) Landlord’s Liability. Tenant acknowledges that Landlord is not an architect or engineer. Accordingly, Landlord does not guarantee or warrant that the Approved Construction Documents will comply with applicable law, be free from errors or omissions, or result in construction of a safe place of habitation, nor that the Work will be free from defects or unsafe conditions, and Landlord will have no liability therefor. Furthermore, Landlord makes no representations or warranties as to the accuracy of any record drawings or other documents related to existing improvements that Landlord may provide to Tenant or Tenant’s Contractor and Tenant acknowledges that it is responsible for independently verifying existing conditions.

(f) Cost of Work of $50,000 or more. If the cost of the Work is expected to be $50,000 or more, Tenant shall (i) submit its Construction Documents to the Texas Department of Licensing and Regulation for its review and approval, and (ii) provide evidence to Landlord of such submission and the department’s approval before commencing the Work.

2. Pricing, Bids, and Construction Contract.

(a) Proposed Contractors. Following receipt of the Approved Construction Documents, Tenant will promptly price the construction of the Work (defined below) in accordance with the Approved Construction Documents and furnish to Landlord written notice of the names of the general contractor, subcontractors, and suppliers Tenant proposes to use for executing the Work.

(b) Tenant’s Contractors. “Tenant’s Contractor” shall mean a fully qualified and properly licensed contractor selected by Tenant, identified in Tenant’s written price estimates, and approved in writing by Landlord to act as the general contractor responsible for construction of the Work. “Tenant’s Subcontractors” shall mean Tenant’s architect, engineers, employees, agents, subcontractors and suppliers selected by Tenant or Tenant’s Contractor, identified in Tenant’s written price estimates, and approved in writing by Landlord to contribute to the construction of the Work.

Exhibit C - 2

(c) Tenant’s Construction Contract. Prior to commencing work, Tenant or Tenant’s Contractor shall provide Landlord with a copy of the original contract(s) under which the Work will be performed. Landlord reserves the right to condition commencement of the portion of the Work covered by such contract(s) upon execution of an amendment to such contract(s) to correct provisions that in Landlord’s sole judgment pose an unreasonable threat to Landlord, the Building, or the Project, although Landlord shall have no liability for review or failure to review such contract(s).

(d) Change Orders. All change orders must be approved in advance in writing by Landlord.

(e) Tenant’s Payments to Tenant’s Contractor. Tenant shall provide Landlord with copies of checks paid by Tenant to Tenant’s Contractor, as well as invoices and applications for payment from Tenant’s Contractor on a monthly basis after commencement of construction in order to provide reassurance to Landlord that Tenant is making timely payments.

3. Landlord’s Contributions. Landlord will reimburse Tenant a sum not to exceed the Tenant Construction Allowance (defined in Schedule One), for the cost of constructing the Work (as defined below) in accordance with Schedule One to this Construction Agreement.

4. Construction.

(a) The Work. The “Work” consists of all permanent leasehold improvements described in the Approved Construction Documents.

(b) Accomplishment of Work. Tenant shall construct, or cause to be constructed through Tenant’s Contractor, all of the Work in a good and workmanlike manner, in accordance with the Approved Construction Documents, the Construction Schedule and all applicable laws. All Tenant Parties, including Tenant’s Contractor and Tenant’s Subcontractors, shall comply at all times with Landlord’s Conditions for Contractors promulgated by Landlord from time to time. Tenant shall cause Landlord and its designated property management and construction firm(s) to be added to the list of beneficiaries of any warranties provided to Tenant in connection with construction of the Work. Except as expressly provided otherwise in this Agreement, Tenant shall have complete responsibility for all aspects of the construction of the Work and the proper and timely completion of the Work in accordance with this Agreement. Tenant shall cause all of the Work to be substantially completed as expeditiously as reasonably possible in accordance with the Approved Construction Documents, including the Construction Schedule.

(c) Contractor and Subcontractor Insurance. Tenant shall require its contractors and subcontractors to obtain and maintain, and provide certificates of, all insurance required pursuant to this Lease, and in the manner required by this Lease, in the performance of their respective work including, but not limited to, Worker’s Compensation Insurance as required by applicable law.

(d) Bonds. All of the Work shall be covered by payment and performance bonds issued by a surety reasonably acceptable to Landlord, and Tenant shall take such action as necessary to perfect Landlord’s interest in the bonds including filing such bonds of record prior to the commencement of the Work, unless Landlord shall agree to the contrary in writing.

Exhibit C - 3

(e) Building Permits. Tenant shall, at its expense, obtain (and furnish a copy to Landlord) all permits and approvals from all appropriate governmental authorities prior to commencing construction of that portion of the Work then to be constructed. Tenant’s failure to do so shall not cause a delay of the Commencement Date. Landlord shall reasonably cooperate with Tenant, at no cost to Landlord (except as expressly provided otherwise below), in connection with Tenant’s efforts to obtain all necessary approvals and permits for the Premises. If any permit is withheld by an applicable municipal authority by reason of the noncompliance of any portion of the Project (other than any portion of the Project that is within the Premises and other than if caused by Tenant, Tenant’s Contractor or Tenant’s Subcontractors) with any applicable law, Landlord, shall, at its cost, cause such noncompliance to be corrected; provided, however, Landlord shall not be obligated to make any improvement or modification to the Project which is a prerequisite to the issuance of any permit because of the nature of the Work or any other improvements constructed pursuant to the Approved Construction Documents or Tenant’s intended use of the Premises.

(f) Construction Rules. Access to the Project, Building, and Premises during construction of the Work is conditioned upon compliance with Landlord’s Contractors’ Rules, Regulations and Insurance Requirements (Tenant-Controlled Work) (the “Construction Rules”), attached hereto as Schedule Two to this Exhibit “C”, as distributed and amended from time to time. Tenant’s execution of the Lease shall be deemed Tenant’s confirmation that it is familiar with all the Construction Rules and will abide by them. Tenant’s Contractor shall execute the Construction Rules and such execution will be confirmation that it is familiar with all the requirements of the Construction Rules and will abide by them. Tenant shall provide Landlord with a signed certificate in the form attached hereto as Schedule Three to this Exhibit “C” from Tenant’s Subcontractors and Suppliers confirming that they are familiar with all the requirements of the Construction Rules and will abide by them.

(g) Affidavit by Tenant’s Contractor. Tenant will require that Tenant’s Contractor shall (i) furnish Landlord an affidavit signed by Tenant’s Contractor and (ii) insert in each subcontract a provision that each of Tenant’s Subcontractors understands and agrees that it must look solely to the Tenant for payment and it has no mechanic’s, material men or other lien rights on the Building in the event Tenant fails to pay them. The form of affidavit required by Landlord is attached as Schedule Four.

(h) Indemnification and Release from Liability. Tenant hereby indemnifies and holds harmless Landlord’s manager and Landlord’s contractor from and against any and all losses, damage, costs (including cost of suit and attorneys fees), liabilities or causes of action arising out of or relating to the Work, including but not limited to personal injury, property damage, mechanic’s material men or other liens or claims (and all costs associated with them) asserted, filed or arising out of any Work except for losses, damage, costs, liabilities or causes of action resulting from the negligence or misconduct of Landlord.

Exhibit C - 4

(i) Construction Noise. The parties acknowledge that Landlord is concerned about construction activity noise emanating to other portions of The Woodlands, Texas. Therefore, unless otherwise approved by Landlord in writing, construction activities on the Land, or on any portion thereof, which cause noise to be emanated beyond the boundary of the Land, including, but not limited to, the starting of construction motors and engines, the delivery of construction material, and the rendering of trash services to the Land, may only occur between the hours of (i) 7:00 a.m. and 7:00 p.m. on weekdays (other than legal holidays under the laws of the State of Texas), and (ii) 8:00 a.m. and 7:00 p.m. on weekends and legal holidays under the laws of the State of Texas.

(j) Satisfactory Performance. Tenant shall assume responsibility for the satisfactory performance of all work by Tenant’s Contractor and Tenant’s Subcontractors including, without limitation, (i) the completion of any such work which is prerequisite to occupancy according to the Construction Schedule, (ii) the acceptability to Tenant and Landlord of the workmanship of Tenant’s Contractor and Subcontractors, (iii) all necessary cooperation and coordination by Tenant’s Contractor and Tenant’s Subcontractors with the Landlord so as to cause no interference with the business of other tenants in the Project, if any, and (iv) for release of all liens arising from any work done by Tenant’s Contractor or Subcontractors. Failure to comply with the terms of this Agreement shall be considered an event of default under this Lease.

(k) Misconduct by Contractors. If at any time the entry or performance by Tenant’s Contractor or Tenant’s Subcontractors shall interfere with other tenants or violate the terms of this Agreement or this Lease, Landlord may withdraw the license granted in this Agreement to use Tenant’s Contractor or Tenant’s Subcontractors, as the case may be, and exclude such Tenant’s Contractor or Tenant’s Subcontractor from the Project upon twenty (20) hours written notice to Tenant (except in an emergency in which case no notice shall be required).

(l) Liabilities Arising from Construction; Indemnity. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant’s installations during construction of the Work, the same being solely at Tenant’s risk. Tenant shall indemnify, defend and forever hold harmless the Landlord Parties against any and all Claims arising out of the performance of any work by Tenant’s Contractor and Tenant’s Subcontractors or from Tenant’s failure to comply with the terms of this Agreement. While in or upon the Premises and the Project for the purposes of performing work, Tenant and Tenant’s Contractor shall comply with all terms and provisions of this Lease, which shall govern the relationship of the parties except as expressly provided otherwise in this Agreement.

(m) Base Building Construction. Notwithstanding any other provision in this Agreement, at Landlord’s option, Landlord or its contractors will, at Tenant’s expense, undertake all work appertaining to those aspects of the Work which require roof penetrations, drilling or cutting into the load bearing walls, exterior walls or other structural support of the Building or modifications to any base Building operating systems or any other structural components of the Building. Landlord shall have the right to designate, in Landlord’s sole and absolute discretion, the contractor or subcontractors performing such work.

(n) Utilities Used in Construction. Notwithstanding any other provision in this Lease to the contrary, all charges for utilities consumed in the Premises by Tenant or Tenant’s Contractor and Tenant’s Subcontractors during and in connection with the construction and installation of the Work, including electricity, water and sewer, shall be paid by Tenant.

Exhibit C - 5

(o) Maintenance of Premises. Tenant shall require its contractors and subcontractors to remove and dispose of all debris and rubbish caused by their work on a daily basis in order to keep the job site in a neat, safe and orderly condition and, upon completion of the Work, to remove all temporary structures, debris and rubbish of whatever kind remaining on or about the Premises.

(p) Electrical Design Capacity. The cost of purchasing and installing all electrical equipment (including meters or submeters), if not already installed, shall be paid at Tenant’s expense, but may be paid from the Construction Allowance as part of the Work.

(q) ADA Compliance. Landlord shall, at its expense, be responsible for ADA compliance for the base Building, core areas (including elevators, Common Areas, Service Areas and the Project’s parking facilities) and all points of access into the Project. Tenant shall, at its expense, be responsible for ADA compliance in the Premises (including restrooms on any Single Tenant Floor leased by Tenant, whether by direct lease or sublease). Landlord shall not be responsible for determining whether Tenant is a public accommodation under ADA or whether the Approved Construction Documents comply with ADA requirements. Such determinations, if desired by Tenant, shall be the sole responsibility of Tenant.

(r) Landlord’s Construction Obligations. Landlord will deliver the Premises to Tenant in their “AS IS, WHERE IS” condition and Tenant accepts them in such condition. Without limitation, Tenant acknowledges that conditions in the Premises may differ from those indicated in so-called “record drawings.”

(s) Miscellaneous.

(i) Time of the Essence. Time is of the essence in connection with the obligations of Landlord and Tenant under this Construction Agreement.

(ii) Landlord Liability. Landlord shall not be liable or responsible for any Claims incurred (or alleged) by Tenant due to any delay in Landlord’s failure to deliver the Premises on or before the Commencement Date for any reason. However, Tenant’s sole and exclusive remedy for any delay in Landlord’s failure to deliver the Premises on or before the Commencement Date other than Tenant Delay shall be the resulting postponement (if any) of the commencement of rental payments under the Lease.

(iii) Relationship of Parties. The relationship between Landlord and Tenant is that of “landlord-tenant” only, and in no way shall Tenant be considered a contractor or an agent of Landlord. Tenant has no rights to enter into a contract on Landlord’s behalf in connection with this Lease.

(iv) Structural Changes. Tenant will insure that Tenant’s Work shall not structurally or otherwise damage the Building, will not alter the exterior appearance of the Building and shall otherwise be in keeping with the appearance of a first class building.

(v) Access for Inspections. Landlord shall have the right of access to the Premises to inspect all of Tenant’s Work for compliance with the approved plans and specifications.

Exhibit C - 6

(vi) Abide by Laws. Tenant shall insure that Tenant’s Contractor and Subcontractors abide by all federal, state and local laws and codes applicable to Tenant’s Work.

(vii) Work in Harmony. Tenant shall insure that Tenant’s Contractor and Subcontractors shall work in harmony with the Landlord’s contractor and with any other tenant and its contractor. If at any time Tenant’s Contractor or Subcontractor causes disharmony or interference to other contractors or labor, including strikes or other work stoppages, Landlord shall have the right to remove Tenant’s Contractor or Subcontractor from the Building immediately. Any and all costs and damages, including delay in completion, which result from the continued action of workmen attributable to the presence of Tenant’s Contractor and Subcontractors shall be the liability of Tenant.

(viii) Clean Up. Tenant shall be responsible for periodic and final cleaning associated with the Tenant’s Work and shall be responsible for cleaning of related public areas to the satisfaction of the Landlord’s Representative and removal of debris attributable to the Work from the site of the Project.

(ix) Liability for Damage. Tenant shall be responsible for all damages and liability for repairs to the Building caused by Tenant’s Contractor and Subcontractors during construction including but not limited to elevators, elevator lobbies, toilet rooms, mechanical rooms, ceilings, etc.

(x) Architectural, Engineering or Management Costs. Tenant shall pay all costs Landlord incurs for architectural, engineering or management services if required. These services shall be performed by the Landlord’s selected vendors. The cost of this work plus fifteen (15%) overhead shall be paid to the Landlord.

(xi) Disruption of Other Tenant’s Business. Tenant will not allow Tenant’s Contractor or Subcontractors to use any machine, equipment or conveyance device which will cause noise or vibration which will disrupt the business of other tenants. All work which will cause noise or vibration will be scheduled through the Landlord’s representative.

(xii) Overtime. Overtime requests by Tenant’s Contractor must be presented in writing prior to 3:30 PM on the day of occurrence. If exclusive use of the freight elevator is needed, Tenant shall call the Building office as early in advance as possible, since the use of the freight elevator is on a “first come, first serve” basis approved by Landlord’s representative.

(t) Construction Management Fee. Tenant understands that the Tenant Construction Allowance will be reduced by $1,500.00, said amount to be Landlord’s administrative fee for review of the plans, drawings, and specifications for the Tenant Improvements, including the mechanical systems, and periodic inspections of the construction. Any keying charges incurred will be an additional cost and will be deducted from the Tenant Allowance.

Exhibit C - 7

SCHEDULE ONE

TENANT’S CONSTRUCTION ALLOWANCE

1. Construction Allowance. Landlord shall furnish Tenant a construction allowance for the Work in an amount equal to $10.00 per RSF in the Premises (which amount totals $12,540.00 based upon 1,254 RSF in the Premises (“Tenant Construction Allowance”), provided in no event shall such Tenant Construction Allowance exceed the actual cost of the Work in the Premises. Landlord shall pay such Tenant Construction Allowance to Tenant within sixty (60) days after all of the following conditions are met:

(a) Tenant has submitted to Landlord a request for payment;

(b) Tenant has performed all of the Work (including all punch list items) in accordance with the Approved Construction Documents and in strict accordance with all other applicable provisions of the Work Letter and the Lease and has obtained a certificate of occupancy with respect to the Premises and delivered a copy thereof to Landlord;

(c) Tenant has delivered final lien waivers in the form acceptable to Landlord, covering the release of all mechanics’ and materialmen’s liens or potential mechanic’s and materialmen’s liens that could arise from the construction of the Work from Tenant’s Contractor and each person entitled to a lien under applicable law by virtue of contributing to the Work;

(d) Tenant has delivered an affidavit from Tenant and Tenant’s Contractor that such final lien waiver includes and covers all materials and services for which a lien could be filed, provided that Tenant may, if any subcontractor or supplier refuses to furnish a release in full, furnish a surety bond satisfactory to Landlord to indemnify Landlord, its successors and assigns, against any mechanics’ or materialmen’s lien;

(e) Tenant has fully paid for all of the Work and has delivered to Landlord paid invoices from Tenant’s Contractor and Tenant’s Subcontractors performing a portion of the Work costing in excess of $5,000 and a certificate from an officer of Tenant setting forth the total amount that was spent on the Work and stating that all the work has been paid for; and

(f) Tenant has opened for business at the Premises and is no Event of Default exists under the Lease.

2. Offset. Without limitation to any other rights or remedies Landlord may have on account thereof, if at the time Landlord is prepared to pay the Tenant Construction Allowance, Tenant owes Landlord any sums under the Lease, Landlord may, at its election, pay such Tenant Construction Allowance but deduct therefrom the amount of any such sums owed by Tenant including work that was performed by Landlord on behalf of the Tenant which remains unpaid.

3. Unused Allowance. Any allowance Landlord is obligated to make available to Tenant under this Work Letter must be utilized for its intended purpose and itemized pad receipts for same submitted to Landlord within one (1) year after the Commencement Date or be forfeited with no further obligation on the part of Landlord.

Schedule One - Page 1

SCHEDULE TWO

CONTRACTORS’ RULES, REGULATIONS AND INSURANCE REQUIREMENTS

(TENANT-CONTROLLED WORK)

25 WATERWAY BUILDING

November 6, 2019

TENANT: NOVOPELLE WATERWAY, INC.

TABLE OF CONTENTS:

I.	INTRODUCTION	2
II.	CONTRACTOR APPROVAL	2
III.	PLAN APPROVAL	2
IV.	PERMITS/CERTIFICATES	2
V.	INSURANCE	2
VI.	CONSTRUCTION SCHEDULES	5
VII.	WORKERS CONDUCT	5
VIII.	CONSTRUCTION/SPECIAL CONDITIONS	6
IX.	SALVAGE ITEMS	11
X.	SECURITY	12
XI.	LIFE SAFETY	14
XII.	GENERAL REQUIREMENTS	15
XIII.	POSTING OF RULES AND REGULATIONS	15

Schedule Two - Page 1

I. INTRODUCTION

The intent of these Contractors’ Rules, Regulations and Insurance Requirements is to establish working criteria for all construction and/or maintenance activity that may take place at 25 Waterway Avenue, The Woodlands, TX 77380.

II. CONTRACTOR APPROVAL

All contractors, subcontractors and material must be approved though the Landlord’s Representative prior to the start of Work.

A. Contractor shall be required to use the fire alarm contractor designated by Landlord’s Representative.

B. Contractor shall be responsible for its own waste disposal.

III. PLAN APPROVAL

Two (2) full sets of plans and specifications of the Work to be performed by Tenant’s Contractor must be submitted to and receive Landlord’s approval prior to the start of Work.

IV. PERMITS/CERTIFICATES

Permits and Licenses necessary for the completion of work shall be secured and paid for by the Contractor. A copy of the building permit for Tenant’s Work must be delivered to Landlord’s Representative for approval prior to the start of Work. A copy of all permits will be posted, at all times, in a readily accessible area at the construction site. Upon completion of work, the contractor shall immediately supply to Landlord the following items:

1.	Certificate of Occupancy
2.	Warranty Information (3 copies)
3.	Operations and Maintenance Manuals, when applicable
4.	As-built drawings. Hard copy and disk with bound Auto Cad Drawings matching the hard copy set; copy of record specifications
5.	Final Release and Unconditional Waivers of Lien
6.	Copies of all permits related to the jobs
7.	Substantial and Final Completion Certificates

V. INSURANCE

A.	Prior to commencement of work, Contractor shall provide Landlord a certificate of insurance, in compliance with the requirements outlined herein. The certificate will show Landlord as the certificate holder and name the following additional insureds:

1.	Town Center Development Company, L.P.
2.	The Woodlands Land Development Company, L.P
3.	Howard Hughes Management Services Company, LLC
4.	The Howard Hughes Corporation

B.	The Contractor shall procure and maintain at its expense until Final Completion, except as otherwise agreed in writing by the Contractor and the Landlord, the insurance policies described below with reliable insurers licensed in the State of Texas satisfactory to Landlord, and with policy limits not less than those indicated. The Contractor shall, at its expense, furnish to the Landlord copies of all insurance policies required under this Article.

C.	Workers’ Compensation Insurance in accordance with the laws of the State of Texas and Employers’ Liability Insurance as follows:

Employer’s Liability:
Each Accident	$1,000,000
Disease – Policy Limit	$1,000,000
Disease – Each Employee	$1,000,000

Schedule Two - Page 2

D.	Commercial General Liability Insurance (“CGL”) shall be written on ISO occurrence form CG 00 01 10 93 (or a substitute form providing equivalent coverage) and provide for the following:

Combined single limit bodily injury and property damage per occurrence of $1,000,000, General Aggregate Limit of $2,000,000, fire damage (any one fire) of $50,000 and medical expense (any one person) of $5,000.

Such insurance shall include the following coverages:

1.	Premises - Operations.

2.	Contractor’s Protective Liability, covering all work sublet and independent contractors.

3.	Contractual Liability, including specified provision for the Contractor’s obligation under any indemnity contained herein.

4.	Completed Operations and Products Liability coverage of not less than $1,000,000. Coverage shall continue to run for at least FIVE (5) years from issuance of the Final Certificate of Payment.

5.	Personal Injury and Advertising Injury of not less than $1,000,000.

6.	During construction and for a minimum of five (5) years thereafter, Landlord shall be included as an additional insured under both the CGL and the commercial umbrella coverages provided by the Contractor using ISO additional insured endorsements CG 2010 10 01 (ongoing operations) and CG 2037 10 01(completed operations). This insurance shall apply as primary insurance and non-contributory and not in excess of any valid and collectible insurance available to the Landlord with respect to any other insurance or self-insurance programs afforded to the Landlord. Contractor will ensure that its umbrella or excess liability policy is specifically endorsed so that its “Other Insurance” clause does not conflict with the requirements set forth above.

7.	There shall be no endorsement or modification of the CGL limiting the scope of coverage for liability arising from pollution, explosion, collapse, underground property damage, or employment-related practices.

Schedule Two - Page 3

E.	Business Automobile Liability Insurance, with limits of liability of not less than the following:

Bodily Injury, any one person:	$1,000,000
Bodily Injury, any one accident:	$2,000,000
Property Damage, any one accident:	$1,000,000.

Such coverage shall include owned, hired, and non-owned vehicles.

Landlord shall be included as an additional insured. This insurance shall apply as primary insurance and non-contributory and not in excess of any valid and collectible insurance available to Landlord with respect to any other insurance or self insured programs afforded to Landlord.

F.	Umbrella Liability Insurance in an amount of not less than $10,000,000 per occurrence and aggregate during a twelve (12) month period, above the primary liability limits provided in Subparagraphs B., C., and D. Contractor will ensure that its umbrella or excess liability policy is specifically endorsed so that its “Other Insurance” clause does not conflict with the requirements set forth above.

G.	The Contractor shall require all of its Subcontractors to provide all of the foregoing coverages, as well as all other coverages the Contractor considers necessary, unless modified or waived in writing by Landlord.

H.	All insurance policies provided by or on behalf of the Contractor shall contain a clause waiving any right of subrogation against Landlord and its agents, partners, officers, directors, and employees.

I.	The Contractor shall, before the Contract is signed, furnish Landlord with (a) a certificate of insurance that the aforementioned insurance policies have been provided, and (b) copies of all additional insured and other endorsements to the policies. Such certificate of insurance shall bear an agreement that if the insurance is canceled or changed in any manner or for any reason during the period of coverage as stated on the certificate so as to affect the certificate, the Landlord shall be given at least thirty (30) days prior written notice by the insurance company furnishing the certificate. Landlord shall not, however, be deemed to waive these requirements if the Work begins without the Contractor furnishing, or the Landlord requesting, such certificates.

J.	If any policy is canceled or the insurance is subject to expiration during the performance of the Contract, the Contractor shall submit evidence of replacement or renewal of the insurance before the cancellation or expiration date, or if insurance is not in effect, the Contractor shall discontinue the Work until the insurance has been provided.

K.	The insurance coverages required above are intended to stand alone and not to solely support any indemnity obligation between the parties.

Schedule Two - Page 4

VI. CONSTRUCTION SCHEDULES

The contractor shall prepare, and submit promptly for the Landlord’s Representative’s information, a contractor’s construction schedule for the work. The contractor shall keep the schedule current, as required by the conditions of the work.

VII. WORKERS CONDUCT

A.	The General Contractor and all sub-contractors are required to comply with the Base Building Specifications, if attached hereto or hereafter delivered to General Contractor. Submittals shall be delivered to the Landlord’s Representative for approval prior to installation. Landlord’s Representative is Don Smith and can be reached at (281) 719-6124 to schedule a time for submittal delivery. If any work is found that does not comply with the aforementioned specifications, the Contractor will be responsible for making the necessary changes in order to comply. Any such changes that are made will be at the Contractors’ expense.

B.	No alcohol, drugs, or persons under the influence of alcohol or drugs are admissible on the premises at any time.

C.	No smoking is permitted in the building.

D.	No abusive language, actions or radios will be permitted. It will be the responsibility of the General Contractor to enforce this regulation on a continual basis.

E.	Contractors shall confine the use of the premises to the designated construction work area so as not to disturb other tenants in the building.

F.	Workers in an occupied lease space must wear a uniform or name tag, which clearly identifies their name and employer.

G.	The carrying of firearms of any kind in any leased premises, the building of which such premises are situated, any related garage, or any related complex of buildings of which the foregoing are in part, or any sidewalks, drives, or other common areas related to any of the foregoing, is prohibited except in the case of unconcealed firearms carried by licensed security personnel hired or contracted for by tenants for security of their premises as permitted by such tenants for security of their premises as permitted by such tenants leases or otherwise consented to by Landlord in writing.

Schedule Two - Page 5

VIII. CONSTRUCTION / SPECIAL CONDITIONS

A.	Noisy Work

Any work that has the potential to disrupt normal business activity must be performed during such hours as Landlord’s Representative may designate. Examples of this type of work are defined, but not limited, the following:

1.	Drilling or cutting of concrete floors, or structural members
2.	Any work in which machine noise or vibration may disrupt normal office procedures
3.	Material stocking, demolition and trash removal
4.	Any work requiring access to occupied tenant space. In such cases, please allow ample time for coordination with affected tenant (24 hours minimum)
5.	Any work generating excessive dust or smoke.

B.	Common Areas

Contractor will take necessary precautions to protect existing property, (i.e. walls, wall coverings, carpet, floors, furniture and fixtures) and shall repair or replace to original finish, without cost to Landlord, any damage that may occur as a result of construction work.

C.	Dusty Work

Contractor will notify Landlord’s Representative prior to commencement of extremely dusty work (i.e. sheet rock cutting, sanding, extensive sweeping, etc.) so that arrangements may be made for additional filtering capacity on the affected HVAC equipment. Contractor will absorb the costs associated with additional filtering and returning the equipment to its original working order (i.e. coil cleaning and filter change out). Contractor is responsible for the removal of all construction related trash. Any special accommodations should be coordinated with Landlord’s Representative.

D.	Sanitary Facilities

Tenant shall provide and maintain temporary toilet facilities in a location and manner approved by Landlord unless sanitary facilities will be furnished to Contractor by Landlord. Contractor shall use only those facilities especially designated by Landlord’s Representative.

E.	Clean Up/Trash Removal

No trash shall be stored on site. Contractors shall at all times keep the site free from the accumulation of waste material and debris. Trash shall be loaded and removed from the Building immediately. Tenant shall not use Landlord’s or Landlord’s Contractor’s dumpsters. Upon completion of work, tools, scaffolding, surplus materials, and debris shall be removed and the site left “broom clean”. The building’s rest room facilities are not to be used for the disposal or cleaning of tools or paint materials.

Schedule Two - Page 6

Any and all existing materials removed and not reused in the reconstruction, except as directed by the Landlord’s Representative, shall be disposed of by the General Contractor as waste or unwanted material. Materials which may be reused should be referred to the Landlord’s Representative prior to disposition.

All common area projects on tenant occupied floors and tenant occupied lease area, must be swept/vacuumed on a daily basis. Trash shall be properly disposed of, and the materials organized such that the space is kept in an organized workmanlike condition. The Landlord reserves the right to direct the tenant’s contractor to dispose of trash and organize the space if the frequency of trash removal becomes unacceptable. The final cleanup by the General Contractor shall encompass corridor and lease space light fixtures, walls, floors, windows, sills, mini blinds, cabinets, counters, HVAC diffusers or grilles, or blank off plates, mechanical rooms, rest rooms and/or any area associated with the project. If the Landlord is forced to clean the job site, a justified value will be deducted from the contract.

F.	Government Regulations

Contractor shall comply with all applicable government regulations regarding the construction process. As a minimum, the COH building code governs and all construction must be in accordance with the COH Building Code Latest edition.

G.	Indoor Air Quality

Contractor will take whatever steps necessary in order to assure that no air quality problems are created by the construction process.

H.	Electrical Panel Changes

All additional electrical circuits, panels and associated metering devices will be appropriately marked as to the area and/or equipment serviced by the circuit(s) in question. All electrical panels, junction or pull boxes which have covers or doors removed or any new electrical panels, which are installed, shall be fully covered, closed or replaced.

I.	HVAC

The mechanical contractor shall deliver to Landlord a certified air balance report, which will verify air flow delivery per the construction drawing and be able to demonstrate to Landlord that all thermostats function correctly and are properly calibrated.

For partial floor buildout the contractor shall provide a certified air balance report noting air velocity in CFM for each zone outlet, and the total AHU air velocity (pre and post construction) in CFM as obtained via traversing all of the main supply ducts in the mechanical room. The air balance for the new tenant shall not adversely affect the surrounding tenants.

Schedule Two - Page 7

For full floor build out a post construction air balance report is required.

All flex ducts must be externally insulated. Duct tap cut-outs not used shall be covered with a duct plate and insulation.

The contractor is responsible for the proper function of all zone thermostats and EMS sensors and (if required) the removal and safe storage of all thermostats and EMS temperature sensors during the course of the construction. If the construction requires the relocation of thermostat(s) to an adjacent office, this shall be coordinated with the Landlord’s Representative at the contractor’s expense.
J.	Penetrations

All floor penetrations shall be caulked, cemented, or filled (immediately upon coring or discovery) with materials that are fire rated and match specifications of the original floor composition. NO PENETRATIONS OR OTHER STRUCTURAL MODIFICATIONS SHALL BE PERMITTED WITHOUT THE APPROVAL OF THE BUILDING STRUCTURAL ENGINEER. DO NOT DRILL OR PENETRATE BUILDING STRUCTURAL BEAMS FOR HANGING OF MECHANICAL EQUIPMENT, PIPING, DUCTWORK OR ANY OTHER EQUIPMENT WITHOUT SUBMITTING FOR APPROVAL. THIS IS A POST TENSIONED STRUCTURE AND MOST BEAMS AND CERTAIN JOISTS ARE POST TENSIONED. DAMAGE TO THE TENDONS WILL BE THE RESPONSIBILITY OF THE TENANT CONTRACTOR IF APPROVALS ARE NOT OBTAINED. APPROVALS MUST BE IN WRITTEN FORM, EMAILS AND OTHER WRITTEN METHODS ARE MANDATORY.
All penetrations of piping, duct work, conduits, etc. through wall partitions, and doors shall be fire sealed to the Landlord’s satisfaction, in order to maintain the integrity of the structures fire safety rating.

K.	Welding/ Cutting Torch Use:

At no time is any welding, cutting torch, or any open flame tool to be used in the building without prior approval in the form of a Hot Work Permit. Hot Work Permits can be obtained from the Landlord’s Representative. If approval is granted, the contractor must coordinate the timing with the Landlord’s Representative, twenty-four (24) hours before the work begins, then must have an appropriate fire extinguisher present in the work area at all times that the equipment is in use.

L.	Noxious Odors

Contractor shall submit manufacturers’ data on all products with the potential to cause noxious odors or fumes before use. Those products deemed detrimental to the office environment must be used under controlled conditions with proper ventilation and any necessary personal protection provided after normal working hours. Failure to coordinate the use of such products with Landlord’s Representative shall result in removal of the contractor from the Project. All claims for injury and damage as a result of the contractor’s use of such products shall be the contractor’s sole responsibility to defend.

Schedule Two - Page 8

M.	Use of Varnishes/Lacquer in the Building

No varnishes, lacquers, or other odor producing products are to be used in the building. This type of work should be done off premises.

N.	Light Bulbs and Ballasts

Contractor is responsible for insuring that all light fixtures in the work area are working properly and are fully operational and cleaned upon job completion. This includes replacement of tubes and ballasts as required in light fixtures that are replaced added or repositioned.

O.	Lock and Key Ways

Only building standard locks and key ways are to be installed in the leased premises.

P.	Hazardous Materials

Hazardous materials may not be brought onto, or stored, on the premises until obtaining written permission from the Landlord’s Representative. Permission will not be given unless such material is properly stored in appropriate containers, (i.e. flammable liquid cabinet), and all required permits are obtained from the governing authority. Hazardous materials are defined, but not limited to, the following:

Flammable Liquids	Combustible Metals
Cryogenics	Oxidizing Agents
Pressurized Gases	Flammable Solids
Liquefied Gases	Radioactive Materials/Explosives

Contractor shall provide to the Landlord’s Representative, prior to the start of construction, a complete MSDS binder for all chemicals used on the job.

Q.	Flammable and Combustible Liquids

The following guidelines shall apply to all work performed in the order in which they are listed:

1.	The user shall make every effort to use alternate non-flammable and/or non-combustible liquids whenever possible.

Schedule Two - Page 9

2.	If alternate liquids are unavailable for the work to be performed then the feasibility of removing the work from the building and performing it in an off-site shop shall be investigated.
3.	If the requirements of (1) or (2) above cannot be implemented and the work must be performed in-place using flammable or combustible liquids, then the user shall submit a formal Flammable Liquids Work Procedure to Landlord’s Representative for review.

The user shall submit a Flammable Liquids Work Procedure for any work to be performed using flammable and/or combustible liquids to Landlord’s Representative. Work shall not proceed without specific approval of the Work Procedure from Landlord’s Representative. The procedure shall include the following key elements as minimum:

1.	Intended use – Description of work to be performed.
2.	Handling of material – To include type of packaging, size (volume) of containers, transfer from container to container, etc.
3.	Actual method of use – Application methods, brush, spray, rag, etc.
4.	Assignment of dedicated fire watch with adequate fire fighting equipment.
5.	Manufacturer’s instructions for use.
6.	Ventilation of area where material to be used, extractors, etc.
7.	Use of signage and barricades.
8.	Emergency phone numbers (call out list).
9.	Material Safety Data Sheets for all material used. Procedure should specifically address the following sections of the MSDS:

a.	Section IV – Fire and explosion hazard data.
b.	Section VII – Precautions for safe handling and use.
c.	Section VIII – Control Measures.

10.	The storage of flammable and/or combustible materials. This shall be addressed in one of the following manners listed in order of preference:

a.	Remove all materials from site at end of each work day.
b.	Store on property in flammable material storage room, if available.
c.	Store in approved flammable material safety locker on site.

11.	As an attachment to the procedure the use shall submit an affidavit stating that they have a safety and hazard communication program, with training, as required by OSHA. Landlord’s Representative is responsible for providing adequate supervision of the work to insure that all provisions of the approved procedures are being adhered to and that the work is being performed in a safe and prudent manner.

Schedule Two - Page 10

R.	OSHA Requirements

Contractor shall perform all work in a safe and prudent manner and shall comply fully with all OSHA requirements including:

1.	Hazard Communication (Contractor shall provide Company with a complete set of MSD Sheets for all hazardous materials to be used in connection with the work)
2.	Lockout/Tag out
3.	Fall Protection
4.	Permit Required Confined Space Entry
5.	Assured Grounding

Contractor shall provide for his employees and shall require his employees’ use of such personal protective equipment as may be required to perform their work in a safe manner.

S.	Phone/Cable Identification

All phone and data cables must be securely tagged with the tenant’s name and suite number, beginning at the origin and every location where it crosses a corridor wall of adjacent tenant wall.

T.	Water and Electricity During Construction

Sources of water and electricity will be furnished to Contractor without cost to him, in reasonable quantities for use in lighting, for portable power tools, drinking water, water for testing and other such common uses during construction. Contractor shall make all connections, furnish any necessary extensions, and remove same upon completion of the work.

U.	Metering

All additional electrical panels and air conditioning units must be metered.

IX. SALVAGE ITEMS

All items salvaged for Landlord’s future use shall be removed to the storage staging area specified by the Landlord’s Representative. Masonite shall be used to protect flooring while transporting materials to storage areas. This activity shall be coordinated with the Landlord’s Representative.

A.	Doors

Remove and box all door hardware from existing doors and transport to the storage staging area. Transport all re-usable laminated doors that are in good condition to the storage staging area. All others should be discarded. Transport all re-usable wood faced doors to the storage staging area.

Schedule Two - Page 11

B.	Door Frames

Separate incomplete door frames sets by LH, RH & Top Track and transport to the storage staging area. All door frames which are bent, cut, modified or painted a non-building standard color should be discarded. Complete door frames shall be disassembled, bound, labeled as to swing, and transported to the storage staging area.

C.	Top Track & Window Track/Framing (Where Applicable)

All top track which is bent, deeply scratched, painted, and are cut shorter than 8’, should be discarded. All window track and framing should be discarded.

D.	Ductwork/Air Distribution Devices/Electrical Duct Reheats

All demolished ductwork shall be discarded. All air distribution devices (i.e. diffusers/strip diffusers, circular non-insulated hard duct, troffers) that are bent irreversibly, split open, or custom made are to be discarded. All others shall be transported to the storage staging area. All distribution boxes and controls shall be transported to the storage staging area.

E.	Lights

All light fixtures, which are bent, deeply scratched or painted, shall be discarded. All good fixtures shall be transported to the storage staging area.

Light bulbs and ballasts fully operational shall be transported to the storage staging area.

F.	Ceiling Tile/Gridwork

All building standard ceiling tiles (2’ X 2’), which are not chipped, painted or cracked, shall be transported to the storage staging area. All others shall be discarded.

G.	Miscellaneous

All items not identified above shall be brought to the attention of the Landlord’s Representative to determine disposition.

X. SECURITY

A.	Building Access

DE Harvey is the General Contractor for the base building. The Building is presently available for tenant construction. Coordinate all activities with Landlord’s Representative, including for material delivery, and stocking of floor.

Schedule Two - Page 12

Any and all access by Contractor after normal business hours must be approved and coordinated through the Landlord’s Representative. No exceptions.

All workers shall use the entrance designated by the Landlord’s Representative. Upon completion of any delivery, all vehicles must be removed and parked as designated by the Landlord’s Representative. Contractor shall be responsible for any parking expense. DO NOT PARK ANY VEHICLES IN THE GARAGE. COORDINATE ALL DELIVERIES WITH THE LANDLORD OR LANDLORD’S REPRESENTATIVES.

B.	Material Deliveries

All deliveries and/or pick ups made by Contractor or any subcontractor or vendor must be arranged with Landlord’s Representative and take place at such locations and through such entrances approved by Landlord’s Representative. No delivery vehicles may be left unattended and are governed by a thirty (30) minute parking limitation. All construction materials, tools and trash are to be transferred to and from the site as designated by the Landlord’s Representative. No holding or staging is permitted at the loading docks or elevator lobbies. Propping of the elevator door is prohibited. Use of the elevator during normal business hours will be scheduled through the Landlord’s Representative. There will be no materials or construction personnel hoisted on passenger elevators without Manager’s prior approval and knowledge. Access to Tenant’s Leased Premises shall be scheduled through Landlord’s Representative. Overtime charges, if required, will be billed directly to the Tenant at Landlord’s cost plus ten percent (10%) if a freight operator is required. Hoisting of materials will be available on a scheduled basis.

C.	Construction Material Storage

1.	Materials may be stored in the leased premises only. If stored materials interfere with Landlord’s Work, they must be moved immediately.

2.	No material will be stored in public areas.

3.	No material will be stored in the elevator lobbies or public corridors in multi-tenant floors.

4.	Security is strictly the responsibility of the Tenant and Tenant’s Third Party Contractor.

5.	Storage of materials and equipment will not exceed structural floor loading capabilities.

D.	Special Elevator Services:

Any work or repair which necessitates:

1.	Access to the top of an elevator cab.
2.	Utilization of the cab to perform special services.
3.	Special security device installation on the elevator must be scheduled through the Landlord’s Representative.

Schedule Two - Page 13

Sufficient time should be allowed for the Landlord’s Representative to arrange with the elevator service contractor to provide personnel to perform he requested service. Under no circumstances should an individual Contractor or Tenant permit their personnel to utilize the elevator facilities for any purpose other than to transport materials and/or personnel. Tenant and/or Contractor will be responsible for any extra costs incurred in these arrangements.

XI. LIFE SAFETY

Twenty-four (24) hours notice must be submitted to the Landlord’s Representative for approval for any work affecting normal operations of the MEP, sprinkler, fire safety or security systems.

The Contractor shall coordinate all fire alarm system and fire sprinkler system related work with the Landlord’s Representative. None of the aforementioned work shall commence until appropriate measures have been taken, and approved, to assure that no false alarms will occur, that adequate building protection shall be maintained, and that all proper agencies have been notified of the shutdown parameters. Contractor shall be responsible for insuring restoration of such systems to normal operations immediately following completion of the work, including notification to the Landlord’s Representative that the system is restored.

During construction, the Contractor shall contact the Landlord’s Representative at least twenty-four (24) hours prior to any work on the sprinkler system or fire alarm system so that the system may be put on “test” with the appropriate monitoring entity.

A.	Draining of Sprinkler Lines

Any work, which will involve the draining and/or refilling of a sprinkler line or otherwise affect the building’s sprinkler system must be approved by the Landlord’s Representative and coordinated with the Fire Department as required. Draining the system must take place before 5:30 AM Monday through Friday and refilling the system must take place after 6:00 PM Monday – Friday. In all instances where this is done, the system will not be left inoperable overnight.

All sprinkler work on multi-tenant floors must be done after hours unless building is not yet occupied. All precautions must be taken to avoid unpleasant odors to be spread in the building.

B.	Fire Alarm System

Should a Contractor’s job include that of welding, use of a cutting torch, sprinkler system modification or any job that would interfere with the fire alarm system, or cause a false alarm, the Contractor should contact the Landlord’s Representative prior to that work. All work of this nature must take place after regular business hours. Any cost associated with false alarms caused by a Contractor, or his Subcontractor, shall be absorbed by the Contractor.

Schedule Four - Page 14

XII. GENERAL REQUIREMENTS

A.	Alterations to Base Building

All alterations, additions or modifications to the Base Building or its systems (as opposed to those involving only Tenant’s leasehold improvements) and to the Tenant’s leasehold improvements which affect the Building’s structural components or mechanical, electrical or plumbing system, at Landlord’s option, shall be made by Landlord or its contractors only, and Tenant shall pay Landlord’s costs plus a fifteen (15%) charge to cover overhead.

B.	Floor Loading

Tenant’s Third Party Contractor agrees that standard office space loads over fifty (50) pounds per square foot or amounts defined by the Building structural consultant will not be imposed on the Building structure unless shown on the drawings approved by Landlord and by the structural engineer for the Building.

C.	Shipment Orders

Tenant’s Third Party Contractor will not order or consign shipments to the job site in the name of Landlord or Landlord’s Contractor.

D.	Temporary Facilities

No extension cords for construction power or temporary plumbing hookups for construction water will be allowed in public areas of multi-tenant floors.

E.	Environmental Requirements

The Tenant/Contractor is responsible for all pre-demolition environmental surveys by licensed environmental consultants approved by the Landlord or its manager. Copies of all reports shall be provided to the Landlord or its manager prior to demolition activities.

XIII. POSTING OF RULES AND REGULATIONS

A copy of these rules and regulations, acknowledged and accepted by the Contractor, must be posted on the jobsite in a manner allowing easy access by all workers. It is the Contractor’s responsibility to instruct his and all subcontractor workers to familiarize themselves with these rules.

Schedule Four - Page 15

Contractor acknowledges that Landlord has granted a license to the Tenant and it’s contractors to enter the premises on 25 Waterway Avenue, The Woodlands, Texas to perform work on Tenant’s leased premises. In consideration of this license the Contractor enters the premises at its own risk and shall have no claim against the Landlord or Landlord’s contractors for bodily damage or damage to property suffered while on the premises. Contractor accepts responsibility for the above-mentioned risk.

Furthermore, in consideration of permission granted by the Landlord to access the Leased Premises for construction by Tenant’s own contractors, Contractor agrees to abide by all of the foregoing rules and regulations.

ACKNOWLEDGMENT AND ACCEPTANCE

Acknowledged and Accepted by the Contractor	Date

Name (Please print)	Title

Company Name (Please print)

Schedule Two - Page 16

List of All Participating Contractors:

COMPANY NAME	CONTACT NAME	PHONE #

1.

2.

3.

4.

5.

6.

7.

8.

9.

10.

11.

12.

13.

14.

15.

A FULLY COMPLETED AND SIGNED COPY OF THESE RULES AND REGULATIONS MUST BE RETURNED TO THE LANDLORD’S REPRESENTATIVE, PRIOR TO THE COMMENCEMENT OF WORK.

Schedule Two - Page 17

SCHEDULE THREE

TO

CONTRACTORS’ RULES, REGULATIONS AND INSURANCE REQUIREMENTS

(TENANT’S THIRD PARTY CONTRACTORS)

LETTER OF RELEASE FROM SUBCONTRACTORS AND SUPPLIERS

Date: ____________

20 & 25 Waterway Holdings, LLC

c/o Howard Hughes Management Services Company, LLC

Two Hughes Landing

1790 Hughes Landing, Suite 650

The Woodlands, TX 77380

Dear Sirs:

The undersigned understands that you, the Landlord, has granted a license to ______________, the Tenant, and its Contractors to enter the premises on ________________________, to perform work on Tenant’s leased premises. In consideration of this license, the undersigned subcontractor/supplier enters the premises at its own risk and shall have no claim against the Landlord or Landlord’s contractors for bodily damage or damage to property suffered while on premises. The undersigned party accepts responsibility for the above-mentioned risk.

Furthermore, in consideration of permission granted by the Landlord to access the leased premises for construction by Tenant’s own contractors, the undersigned subcontractor/supplier agrees to abide by all rules and regulations set forth by the Landlord in the “Contractors’ Rules, Regulations and Insurance Requirements.”

Agreed and accepted this ___ day of ___________________, 20___.

[NAME OF SUBCONTRACTOR/SUPPLIER]

By:
Title:

Schedule Three - One Page Only

SCHEDULE FOUR

TO

CONTRACTORS’ RULES, REGULATIONS AND INSURANCE REQUIREMENTS

(TENANT’S THIRD PARTY CONTRACTORS)

AFFIDAVIT

THE STATE OF TEXAS

COUNTY OF MONTGOMERY

BEFORE ME, the undersigned authority, on this day personally appeared _______________________, President/Partner of ________________ who, being by me duly sworn upon oath says:

“I, __________________________, affiant, have contracted with _________________, the Tenant (“Tenant”) of ________________, the Landlord (“Landlord”) to furnish materials to perform labor on the premises located at 25 Waterway Avenue, The Woodlands, Texas (the “Building”).

I hereby state that I am aware that I am contracting ONLY with Tenant and NOT with Landlord or the Owner of the Building or by virtue of any contract with Landlord or the Owner of the Building, or their agent, trustee, receiver, contractor(s), or any subcontractor. I understand this contract for materials and labor to improve the above-referenced premises for Tenant is solely with the Tenant and, in the event Tenant fails to pay me for my materials and/or labor, my right to file a mechanics and material men’s lien as set out in the statutes of this state is limited to the Tenant’s leasehold interest and does not extend to Landlord’s fee interest in the Building or the property on which the Building is situated.

I hereby agree to insert in each subcontract with respect to Tenant’s work in the Building the following provision:

I hereby state that I am aware that I am contracting ONLY with __________________________ [INSERT NAME OF CONTRACTOR], the contractor for _____________ [INSERT NAME OF TENANT], THE Tenant, and that Tenant’s contractor has no contract with Landlord or the owner of the Building or their agent, trustee, receiver, contractor(s), or any subcontractor. I understand this contract for materials and/or labor to improve the above-referenced premises for Tenant is solely with the Tenant’s contractor and, in the event Tenant or Tenant’s contractor fails to pay me for my materials and/or labor, my right to file a mechanics and/or materialmen’s lien as set out in the statutes of this state is limited to the Tenant’s leasehold interest and does not extend to Landlord’s fee interest in the Building or the property on which the Building is situated.”

“Affiant”, President/Partner
of____________________________________

SUBSCRIBED AND SWORN to before me on this _________ day of , 20____.

Notary Public in and for the
State of

THIS AFFIDAVIT DEFINES YOUR RIGHTS WITH RESPECT TO MECHANICS AND MATERIALSMAN LIENS. IF YOU HAVE ANY QUESTIONS, PLEASE CONSULT A LAWYER BEFORE SIGNING.

Schedule Four - Page 1

EXHIBIT “D-1”

ACCEPTANCE OF DELIVERY OF PREMISES

(Sample Only)

_____________, 20___

______________________

______________________

Attn:____________

Re:	Retail Lease dated ___________, 20__, between 20 & 25 WATERWAY HOLDINGS, LLC, a Delaware limited liability company (“Landlord”) and _________________________________ (“Tenant”) for approximately ____ RSF of the Interior Premises located at 25 Waterway Avenue, The Woodlands, Texas.

Dear ____________________:

Landlord and Tenant hereby acknowledge and agree that Landlord has delivered the Premises to Tenant for the purpose of performing the Tenant’s Work as of the date hereof with all Landlord’s Work substantially completed.

Tenant acknowledges and accepts delivery of the Premises as of the date hereof, as evidenced by Tenant’s signature below, which shall not waive, supersede or modify any of Landlord’s obligations or Tenant’s rights under the Lease.

Sincerely,

On behalf of Landlord

ACCEPTED BY:

Name:
Signature:
Date:

Exhibit D-1 - 1

EXHIBIT “D-2”

CERTIFICATE OF COMMENCEMENT

(Sample Only)

_____________, 20___

______________________

______________________

Attn: _________________

Re:	Retail Lease dated ___________, 20__, between 20 & 25 WATERWAY HOLDINGS, LLC, a Delaware limited liability company (“Landlord”) and _________________________________ (“Tenant”) for approximately ____ RSF of the Interior Premises located at 25 Waterway Avenue, The Woodlands, Texas.

Landlord and Tenant agree that:

1.	The Premises are usable by Tenant as intended; Landlord has no further obligation to perform any Landlord’s Work or other construction (except as specified in the punch-list), and Tenant acknowledges that both the Building and the Premises are satisfactory in all respects.

2.	The Commencement Date of the Lease is __________________, 20___.

3.	The Expiration Date of the Lease is the last day of ___________________.

4.	Tenant’s Address at the Premises after the Commencement Date is:

Attention:
Telephone:
Facsimile:

All other terms and conditions of the Lease are ratified and acknowledged to be unchanged.

[Remainder of page intentionally left blank. Signature page follows.]

Exhibit D-2 - 1

EXECUTED as of _______________________.

LANDLORD:

20 & 25 WATERWAY HOLDINGS, LLC, a Delaware limited liability company

By:
Name:
Title:

TENANT:

_______________________________________, a

By:
Name:
Title:

Exhibit D-2 - 2

EXHIBIT “E”

RULES AND REGULATIONS

PASSAGE WAY OBSTRUCTION

Except for the outdoor patio seating area expressly provided for in the Lease, the sidewalks, entries, passages, courts, corridors and stairways shall not be obstructed by any Tenant, its employees, contractors or agents, or used by them for other purposes than for ingress and egress to and from their respective Premises.

SIGNAGE

No sign, advertisement, display, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside of the Premises or inside, if visible from the outside, of the Building of which they form a part, and no symbol, design, mark, or insignia adopted by Landlord for The Woodlands, the Project, or any portion thereof or the Tenants therein shall be used in connection with the conduct of Tenant’s business in the Premises or elsewhere without, in each instance, the prior written consent of Landlord. All signs, displays, advertisements and notices of Tenant so approved by Landlord shall be maintained by Tenant in good and attractive condition at Tenant’s expense and risk. Landlord shall have the right to remove all signs erected in violation of this rule without notice to Tenant, at the expense of Tenant. Signage must comply with sign standards of The Woodlands Development Standards Committee, The Woodlands Development Review Committee, or The Woodlands Community Standards Committee, whichever is applicable. In the event of any conflict between the provisions of Exhibit “G”, Signage, and this rule, the provisions of Exhibit “G” shall control.

NOISE AND DISTURBANCE

Except as otherwise expressly provided in the Lease, no loud speakers, television sets, phonographs, radios, security systems, or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of Landlord and Tenant shall not permit any odor which Landlord deems objectionable or unpleasant to emanate from the Premises.

ANTENNAE AND AERIALS

No aerial or antenna, including, but not limited to, a satellite dish, shall be erected on the roof or exterior walls of the Premises or Building without, in each instance, the prior written consent of Landlord. Any aerial or antenna so installed without such written consent shall be subject to removal by Landlord without notice at any time.

USE OF PREMISES

No portion of the Premises shall be used for a purpose other than as permitted under the terms of this Lease.

No portion of the Premises shall be used for living, sleeping, residential or lodging purposes.

Exhibit E - 1

No portion of the Premises shall be used for a purpose that may be otherwise permissible or legal which shall be deemed immoral, lewd, obscene or offensive by Landlord or other Tenants of the property of which the Premises are a part, or of a substantial part of the general public. Such uses shall include, but not be limited to a massage parlor, “peep show” or “adult” movie theater or nightclub; or place for the sale, distribution, rental or gift of pornographic or “adult” films, books, periodicals or other literature. Tenant shall not openly display sexually oriented material in the Premises.

FIRE PROTECTION

Tenant shall not do or permit anything to be done in the Premises, or in the common areas of the Project or bring or keep anything therein, which might invalidate or in any way increase the rate of, or make inoperative, fire insurance on the Building or property kept therein or any other insurance policy carried by Landlord on the Building or any portion of the Land, or obstruct or interfere with the rights of other Tenants or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department, or with any insurance policy upon the Building or the Land or any part thereof, or conflict with any of the rules or ordinances of any city, county, state or federal authority. Tenant shall not be permitted to use or keep in the Premises or any portion of the Building, any kerosene, camphene or other burning or flammable fluids or explosives without the prior approval of Landlord.

PARKING

Tenant and Tenant’s employees shall park their cars only in those locations designated for that purpose by Landlord.

SALES/PROMOTION

No auction, fire, bankruptcy or selling-out sales shall be conducted in, at, on or about the Premises, the Building, or any portion or portions thereof, without the prior written consent of Landlord.

STORE FRONT

Tenant shall keep Tenant’s display windows illuminated and the signs and exterior lights lighted each and every day of the Term of the Lease during the hours designated by Landlord.

MAINTENANCE OF PREMISES

Tenant shall keep the Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

The walkways and sidewalk areas immediately adjoining the Premises shall be kept clean by Tenant and, except as otherwise provided in the Lease, Tenant shall not place or permit any merchandise, equipment or devices in such areas.

No awning or other projections shall be attached to the outside walls of the Premises or the Building of which they form a part without, in each instance, the prior written consent of Landlord.

Exhibit E - 2

DELIVERIES AND MOVES

All loading and unloading of goods and construction materials shall be done only at such times, in the areas and through the entrances designated for such purpose by Landlord.

TRASH REMOVAL

All garbage, refuse and waste (“Waste Material”) shall be kept in the kind of container specified by Landlord, and shall be placed outside of the Premises, prepared for collection in the manner and at the times and places specified by Landlord. In no event shall Tenant dispose of Waste Material in public areas of the Building. If Landlord shall provide or designate a service for picking up Waste Material, Tenant shall use the same at Tenant’s cost, provided such cost shall be competitive to any similar service available to Tenant. Waste Material includes only solid waste generated by Tenant and specifically excludes, and Tenant agrees not to deposit in the place for collection, any radioactive, volatile, corrosive, highly flammable, explosive, infectious, biohazardous, toxic or hazardous material as defined by applicable federal, state, or local laws or regulations.

PEST CONTROL

Tenant shall use at Tenant’s cost such pest extermination contractors as Landlord may direct and at such intervals as Landlord may require, provided the cost thereof is competitive to any similar service available to Tenant.

ELECTRICAL AND TELEPHONE SERVICE

If Tenant desires telegraphic, telephonic or other electric connections, Landlord or its agents will direct the electricians as to where and how the wires may be introduced, and without such direction no boring or cutting for wires will be permitted. Access to any mechanical, electrical or telephone rooms must be approved by Landlord.

WATER USAGE

The water closets and other water fixtures shall not be used for any purpose other than those for which they were intended, and any damage resulting to them from misuse, or the defacing or injury of any part of the Building shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

ALTERATIONS AND CONTRACTOR APPROVAL

All contractors and/or technicians performing any alterations for Tenant within the Premises must be referred to Landlord for approval and shall, prior to commencement, execute proper lien waivers.

NOTICE TO RENT SIGNS

Landlord may place on the windows or doors of the Premises or upon the bulletin board a notice “To Rent” for three (3) months prior to the expiration of the term of the Lease.

ADDITIONAL RULES AND REGULATIONS

Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary for the safety, care and cleanliness of the Building and its occupants and for the preservation of good order therein.

Exhibit E - 3

EXHIBIT “F”

Intentionally Omitted

Exhibit F - 1

EXHIBIT “G”

SIGNAGE

TENANT EXTERIOR SIGN

1. Sign Space; Term; Utilities. Landlord hereby grants Tenant a license to use an area on the Building (the “Sign Space”) to be further agreed upon by the parties in writing, for the purpose of installing Tenant signage (the “Sign”), identifying the name NOVOPELLE MED SPA and for no other purpose, subject to the following provisions. The term of this license (the “License Term”) shall commence on the Commencement Date, and shall continue until the earlier to occur of the expiration or earlier termination of the Lease or, at Landlord’s option, Tenant’s abandonment or vacating of the Premises whether or not rent is paid when due, subject to the other provisions hereof.

2. Access, Design and Installation. Landlord shall permit Tenant reasonable access to the Sign for the purposes permitted hereunder, during normal business hours upon reasonable advance notice and scheduling through Landlord’s management and security personnel. Access after normal business hours may be granted by Landlord in its reasonable discretion, and for such reasonable charges as Landlord shall impose. Without limiting Landlord’s other rights under the Lease, Landlord reserves the right to add or subtract other signs on the Building and inspect and make repairs, additions or alterations to the Sign Space or areas of the Building where the sign Space is located provided that such repairs, additions or alterations do not materially adversely affect Tenant’s Sign. In connection with exercising such rights, Landlord may for a period not to exceed fifteen (15) days and after notice to Tenant, disconnect the Sign from the Building, provided that other temporary signage for the Premises is erected by Landlord at Landlord’s sole cost and expense. Tenant shall not install the Sign or thereafter make any alterations, or additions to the Sign without Landlord’s prior written consent. Other than the Sign to be installed in connection with the initial tenant improvements which shall be approved in accordance with the provisions of the Construction Agreement, Landlord shall approve or reject the proposed installation of the Sign within thirty (30) days after Tenant submits (a) plans and specifications for the installation of the Sign, (b) copies of all required governmental and quasi-governmental permits, licenses, and authorizations which Tenant will obtain at its own expense, and (c) a certificate of insurance evidencing the coverage required herein. Tenant’s plans for the Sign must be professionally prepared and shall show all aspects of the design, including, but not limited to, font of lettering, number of letters, content, color and finish, type and quality of materials, dimensions of the Sign and letters and of every detail (including letters), and all other details of the Sign, placement of the Sign, and whether (and in what manner) Sign will be illuminated. Landlord may withhold approval of any aspect of the plans of the Sign affecting the appearance or image of the Building in Landlord’s sole and absolute discretion (other than the content of the name set forth above), but shall not unreasonably withhold approval of other aspects of the plans for the Sign. Landlord may require that any installation or other work be done in accordance with any Building rules, standards or other requirements for installations and/or under the supervision of Landlord’s employees or agents, and in a manner so as to avoid damage to the Building. All installation work shall be performed in a good and workmanlike manner, in accordance with all governmental requirements and in accordance with all provisions of the Lease respecting work to the Premises.

Exhibit G - 1

3. Permits. Landlord does not represent or warrant that the Sign or its placement in the Sign Space will comply with any applicable laws, nor with any covenants, conditions or restrictions that may apply to the Building, nor that the Sign Space will be suitable for Tenant’s purposes. Tenant shall at all times comply with all applicable laws, and all applicable covenants, conditions and restrictions, pertaining to Tenant’s installation and use of the Sign. Tenant’s failure or inability to obtain any necessary permits, approvals, variances or waivers respecting the Sign and Sign Space shall not excuse Tenant from any obligations under the Lease (but any such failure that continues beyond the first six (6) months of the License Term shall, at Landlord’s option by written notice to Tenant anytime thereafter, cause Tenant’s rights under this Exhibit to lapse and become null and void); any variances or waivers shall be subject to Landlord’s prior written approval to determine whether such variances or waivers may limit any rights to place or maintain other signs at the Building or otherwise adversely affect Landlord.

4. Property Damage; Removal. Tenant shall take all appropriate actions to prevent any damage or injury to the Sign Space or the Building or contents thereof (collectively, the “Property Damage”) caused by Tenant’s use of the Sign Space or its installation, use, maintenance or removal of the Sign, and shall promptly notify Landlord of any such Property Damage. In the event of any such Property Damage, Landlord may: (i) require that Tenant pay Landlord’s reasonable costs for repairing such Property Damage within thirty (30) days after Landlord submits an invoice and reasonable supporting documentation therefor, or (ii) require that Tenant perform the necessary repairs in a good and workmanlike manner using a contractor designated or approved by Landlord at Tenant ‘s expense within thirty (30) days after Landlord’s notice. Upon termination of the Lease or of this Exhibit or of Tenant’s rights hereunder, by expiration or otherwise, Tenant hereby authorizes Landlord to remove and dispose of the Sign and Tenant shall promptly pay Landlord’s reasonable charges for doing so. Landlord shall not be liable for any property so disposed of or removed by Landlord.

5. Miscellaneous Sign Provisions. Tenant shall maintain the Sign in good, sightly and first class appearance, condition and repair, and so as not to detract from the appearance or image of the Building. If Landlord approves or requires illumination, Tenant shall ensure that the Sign is fully and completely illuminated each night between sunset and midnight (or such other time as Landlord may require, but not beyond sunrise), at Tenant’s sole cost and expense. Landlord reserves the right to install or permit other parties to install other signs on or about the Building and on the monument signs. Landlord reserves the right to take, or to grant others the right to take, pictures or films of the Building, and to use the same as Landlord wishes without compensation to Tenant. If Tenant shall fail to maintain, repair, or illuminate (if approved or required by Landlord hereunder) the Sign in the condition required hereunder for twenty-four (24) hours after written notice by Landlord, Landlord may so repair, maintain and illuminate the Sign, at Tenant’s cost and expense (which Tenant shall pay to Landlord as additional rent, when billed by Landlord), without limiting Landlord’s other rights and remedies. Once installation of the Sign has commenced, it shall be completed as soon as possible. Tenant shall ensure that the Sign do not interfere with any views from any windows in the Building, nor interfere in any way with the ability of Landlord or its Tenants and occupants and guests of the Building and neighboring properties to receive radio, television, telephone, microwave, short-wave, long-wave or other signals of any sort that are transmitted through the air or atmosphere, nor interfere with the use of electric, electronic or other facilities, appliances, personal property and fixtures, nor interfere in any way with the use of any antennas, satellite dishes or other electronic or electric equipment or facilities currently or hereafter located on or about the Building or other property.

Exhibit G - 2

6. Other Provisions. Except to the extent expressly inconsistent herewith, all rights and obligations of the parties respecting the Premises under the Lease shall apply to the Sign Space, including, without limitation, obligations respecting compliance with applicable laws, hazardous materials, repairs, casualty damage, indemnities and insurance (including waivers of insurers’ subrogation rights), and default and remedy provisions. At Landlord’s option by written notice to Tenant, the License Term shall not commence until Tenant and its employees are occupying the entire Premises and operating therein a NOVOPELLE MED SPA (as defined in Section 3 of the Lease), and shall terminate at any time thereafter that Tenant and its employees cease to occupy and continuously operate in the entire rentable area of the Premises a NOVOPELLE MED SPA or under such other name as may be permitted by Section 3 of the Lease (whether such cessation is due to Tenant having assigned its rights under the lease or having subleased a portion or portions of such space, or having actually vacated such space or a portion thereof, and without limitation as to any other rights available to Landlord to terminate this license). If Tenant shall violate any of the terms or provisions of this Exhibit, Landlord shall have the right to cancel this license on twenty (20) days’ written notice, unless within such period Tenant cures such violation, or if such violation cannot be cured within such twenty day period and is not an emergency and is not a violation of law, such additional period of time not to exceed an additional thirty (30) days as may be necessary provided Tenant uses reasonable diligence to cure such violation. In the event three violations in a twelve (12) month period shall occur, the next violation of any such term or condition during the next ensuing twelve (12) month period shall, at Landlord’s election, be an incurable violation, and if Landlord so elects, all of Tenant’s rights under this Exhibit shall terminate.

Exhibit G - 3

EXHIBIT “H”

GUARANTY OF LEASE

1. Guaranty. As an inducement to 20 & 25 WATERWAY HOLDINGS, LLC, a Delaware limited liability company (the “Landlord”), to enter into the Lease Agreement (the “Lease”) dated November 6, 2019, with NOVOPELLE WATERWAY, INC., a Texas corporation (the “Tenant”), the undersigned, AMERICAN INTERNATIONAL HOLDINGS CORP., a Nevada corporation (the “Guarantor”) executes and delivers this Guaranty of Lease (the “Guaranty”) pursuant to which Guarantor guarantees to Landlord (a) the payment to Landlord when due of (i) all rent, including Base Rent, Percentage Rent, Additional Rent, Operating Expenses and other amounts payable under the Lease; (ii) all amounts payable by reason of any indemnity, breach of warranty or Event of Default by Tenant under the Lease; and (iii) all costs incurred by Landlord in enforcing its rights and remedies under the Lease and/or this Guaranty, including reasonable attorneys’ fees, court costs and investigation expenses; and (b) the performance of all of Tenant’s other obligations under the Lease (collectively, the “Guaranteed Obligations”). This is a guaranty of payment and not of collection and Guarantor’s liability hereunder shall be primary and not secondary. Landlord may, at its option, proceed against Guarantor without having commenced any action or having obtained any judgment against Tenant or any other party. Unless otherwise expressly provided in this Guaranty, all capitalized terms used herein shall have the same meanings as in the Lease.

2. Waivers and Releases.

(a) Guarantor waives marshaling of assets and liabilities, sale in inverse order of alienation, presentment, demand for payment, protest, notice of acceptance of this Guaranty, notice of nonpayment, notice of dishonor, notice of acceleration, notice of intent to accelerate and all other notices, demands, suits or other actions otherwise required as a condition to Landlord’s exercise of its rights under the Lease or this Guaranty. Guarantor’s liability hereunder shall not be released by Landlord’s receipt, application or release of security given for performance of any such obligations, nor shall Guarantor be released by reason of any lien held or executed upon Tenant and/or its assets by any Landlord Party.

(b) This Guaranty shall in no way be affected by (i) any extension of time for payment or performance of any Guaranteed Obligations; (ii) supplementation or amendment (material or otherwise) of the Lease, or renewal or extension thereof, or increase in the size of the Premises (whether within the Building or the Project); (iii) any failure, omission, delay or lack of diligence by Landlord or any other person or entity, to enforce, assert or exercise any right or remedy of Landlord under the Lease or this Guaranty; (iv) settlement or compromise of any Guaranteed Obligation; (v) release or discharge of Tenant in any creditor’s receivership, bankruptcy or other proceedings; (vi) impairment, limitation or modification of the liability of Tenant (or its estate in bankruptcy), or of any remedy for the enforcement of Tenant’s liability under the Lease, resulting from the operation of any present or future provision of the United States Bankruptcy Code or other statute or from the decision of any court; (vii) rejection or disaffirmance of the Lease in any such proceedings; (viii) assignment, sublease or other transfer of the Lease or the Premises, or any interest therein, by Landlord or Tenant; (ix) any disability or other defense of Tenant; or (x) cessation of Tenant’s liability for any cause whatsoever.

Exhibit H - 1

(c) Until all Guaranteed Obligations are fully performed, Guarantor (i) shall have no right of subrogation against Tenant by reason of any payment or performance by Guarantor of any such obligations; (ii) waives any right to enforce any remedy which Guarantor now or hereafter may have against Tenant by reason of any such payment or performance by Guarantor; and (iii) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the Guaranteed Obligations in favor of Landlord.

3. Representations and Warranties. Guarantor represents and warrants, as a material inducement to Landlord to enter into the Lease, that (a) this Guaranty and each instrument given to secure this Guaranty have been duly executed, issued and delivered by Guarantor and constitute the valid and legally binding obligations of Guarantor enforceable in accordance with their terms; (b) there is no action, suit or proceeding pending or, to Guarantor’s knowledge, threatened against or affecting Guarantor, at law or in equity, or before or by any governmental authority, which might result in any materially adverse change in Guarantor’s business or financial condition; (c) as of the date hereof, Guarantor’s financial condition is adequate to secure Guarantor’s obligations under this Guaranty; (d) Guarantor’s execution of this Guaranty shall not render Guarantor insolvent; (e) from and after the date hereof, Guarantor shall not take any action, such as assuming additional liabilities, divesting assets or otherwise, which would impair Guarantor’s ability to perform its obligations under this Guaranty; and (f) Guarantor has a bona fide interest in Tenant’s financial success.

4. Notice. Any notice or other communication required or permitted hereunder shall be given in writing by, and deemed received upon, posting in a U.S. Postal Service receptacle, postage prepaid, registered or certified mail, return receipt requested, or by expedited courier, where proof of delivery can be shown, to Landlord as specified in the Lease, and to Guarantor at:

American International Holdings Corp.

3990 Vitruvian Way, Suite 1152

Addison, Texas 75001

Telephone: (214) 938-1217

5. Interpretation. This Guaranty shall be governed by and construed in accordance with applicable law. The proper place of venue to enforce payment or performance under this Guaranty shall be the county or other jurisdiction in which the Premises are located. The representations, covenants and agreements set forth herein shall continue and survive the termination of the Lease and/or this Guaranty. The masculine and neuter genders each include the masculine, feminine and neuter genders. This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Landlord. If Guarantor consists of more than one person or entity, the word “Guarantor” shall apply to each such party, each of whom shall be jointly and severally liable hereunder. The words “Guaranty” and “guarantees” shall not be interpreted to limit Guarantor’s primary obligations and liability hereunder.

Exhibit H - 2

6. Consent to Jurisdiction. In any legal proceeding regarding this Guaranty, including enforcement of any judgments, Guarantor irrevocably and unconditionally (a) submits to the jurisdiction of the courts of law in the county or district in which the Project is located; (b) accepts the venue of such courts and waives and agrees not to plead any objection thereto; and (c) agrees that (i) service of process may be effected at the address specified in Paragraph 4 above, or at such other address of which Landlord has been properly notified, and (ii) nothing herein shall affect Landlord’s right to effect service of process in any other manner permitted by applicable law.

7. Successors and Assigns. This Guaranty shall inure to the benefit of Landlord and its successors and assigns, and shall be binding upon Guarantor and its executors, administrators, heirs, successors and assigns. Guarantor shall not assign any obligation hereunder without Landlord’s prior written consent. If any Guarantor who is a living person dies while this Guaranty is in force, then such deceased Guarantor’s heirs, executors, administrators and representatives shall not make any distribution or disposition of assets from the estate without first making provisions acceptable to Landlord for the satisfaction of such deceased Guarantor’s obligations (and contingent obligations) hereunder.

8. TO THE EXTENT PERMITTED BY LAW, GUARANTOR AND LANDLORD EACH HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING AT LAW, IN EQUITY OR OTHERWISE, BROUGHT ON, UNDER OR BY VIRTUE OF THIS GUARANTY. GUARANTOR WAIVES ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT IN THE JURISDICTION IN WHICH THE PREMISES ARE LOCATED AND WAIVES ANY RIGHT UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE TO TRANSFER ANY SUCH ACTION TO ANY OTHER COURT.

9. Guarantor and Landlord hereby agree that the Lease is deemed to be incorporated by reference into this Guaranty and shall become a part hereof.

IN WITNESS WHEREOF, Guarantor executes this Guaranty as of _________________, 2019.

GUARANTOR:

AMERICAN INTERNATIONAL
HOLDINGS CORP., a Nevada corporation

By:
Jacob D. Cohen
President and CEO

THE STATE OF TEXAS	§
§
COUNTY OF _________________	§

This instrument was acknowledged before me on __________, 2019, by ___________, ________________ of ______________, a ______________, on behalf of said ______________.

[SEAL]
Notary Public

Printed Name of Notary
My Commission Expires: _____________________

Exhibit H - 3